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                                                                    Exhibit 3.33

                             JOINT VENTURE AGREEMENT

     THIS JOINT VENTURE AGREEMENT (this "Agreement") is dated effective as of January 1, 1991 and is executed by and between Riverside Cement Company, a Delaware corporation (herein referred to as "the Company"), and RVC Venture Corp., a Delaware corporation (herein referred to as "RVC"). The Company and RVC are sometimes herein referred to individually as a "Partner" and collectively, as the "Partners".

                                    ARTICLE I
                                     GENERAL

1.1  Formation

     The Partners hereby associate themselves in the formation of a general partnership (the "Partnership") pursuant to the Partnership Act. Except as otherwise provided herein, the rights and obligations of the Partners shall be governed by the provisions of the Partnership Act.

1.2  Name

     The name of the Partnership shall be Riverside Cement Company. The Partners may change the name of the Partnership or adopt such trade or fictitious names as they may determine to be appropriate.

1.3  Certificate Requirements

     The Partners hereby agree to execute and deliver all certificates (including, without limitation, the assumed name certificate required by the Assumed Business or Professional Name Act of the State of California), amended certificates or other documents and to accomplish all filings, publishings, recordings and other acts as may be necessary to comply with the requirements of law for the formation, continuation and operation of a general partnership under the laws of the State of California and any other jurisdiction where the Partnership shall conduct, or propose to conduct, business in accordance with this Agreement. Prior to conducting business in any jurisdiction, the Partnership shall, to the extent required by the laws of such jurisdiction, cause the Partnership to qualify to conduct business as a foreign partnership in such jurisdiction.

1.4  Nature of Partnership Interest

     The Partnership Interest of each Partner shall be personal property for all purposes.

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                                   ARTICLE II
                              CERTAIN DEFINED TERMS

     As used in this Agreement, the following terms have the respective meanings assigned or referred to below:

               "Actual Net Book Value" shall have the meaning specified in
     Section 6.1.5.

               "Advancing Partner" shall have the meaning specified in Section 6.2.3.

               "Affiliate" shall mean (a) with respect to either Partner, any Person that, directly or indirectly, (i) owns 10% or more of the outstanding voting securities of such Partner or (ii) controls or is controlled by or is under common control with such Partner and (b) with respect to any individual (including, without limitation, the General Manager), any Person that is a relative (within the third degree of consanguinity) or spouse of such individual or is a relative (within the third degree of consanguinity) of such spouse or is a ward, guardian, employer or employee of such individual or such spouse or is a trust or estate in which such individual owns a 5% or greater beneficial interest or of which such individual serves as trustee, executor or in any similar capacity. As used in the preceding sentence, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Partner referred to, whether through ownership of voting securities, by contract or otherwise, and the terms, "controlled" and "controls" shall have meanings correlative to the foregoing.

               "Agreed Value" shall mean the fair market value of any partnership property as agreed to in writing by the Partners.

               "Allocable Share" shall, with respect to each Partner, mean 50%.

               "Appraisal Panel" shall have the meaning specified in Section
     16.2.

               "Assets" shall mean all of the assets, rights, franchises and properties of the Company of every type and description, real, personal and mixed, tangible and intangible, and wherever located, except for the Excluded Assets.

               "Assumed Obligations" shall have the meaning specified in Section 6.1.2.

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               "Authorized Representative" shall have the meaning specified in
     Section 7.1.2.

               "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute thereto.

               "Business" shall mean importing (through RIC Company, a Texas partnership), manufacturing (at the Crestmore and Oro Grande manufacturing facilities) and selling cement and (through Partin Limestone Products, Inc., a California corporation) producing and selling limestone.

               "Business Plan" shall have the meaning specified in Section
     7.7(c).

               "Buy-Sell Closing" shall have the meaning specified in Section 15.2(e).

               "Buy-Sell Notice" shall have the meaning specified in Section 15.2(a).

               "Capital Call" shall have the meaning specified in Section 6.2.2(d).

               "Capital Request" shall have the meaning specified in Section 6.2.2(b).

               "Cash Contribution" shall have the meaning specified in Section 6.1.3.

               "Code" shall mean the Internal Revenue Code of 1986, as amended.

               "Commencement" shall mean the closing of the initial capital contribution specified in Section 6.1.

               "Company" shall have the meaning specified in the opening paragraph hereof.

               "Conveyance" shall have the meaning specified in Section 6.1.2.

               "Current Business Plan" shall mean the Business Plan most recently approved by the Management Committee in accordance with Section
     7.7 (b), as modified by the Management Committee from time to time in accordance with Section 7.7(e).

               "Default Notice" shall have the meaning specified in Section
     6.2.3.

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               "Defaulter" shall have the meaning specified in Section 12.1.

               "Defaulting Partner" shall have the meaning specified in Section 6.2.3.

               "Deposit Account" shall have the meaning specified in Section 6.2.4.

               "Due Date" shall have the meaning specified in Section 6.2.2(d).

               "Election Date" shall have the meaning specified in Section
     6.2.3.

               "Election Notice" shall have the meaning specified in Section 6.2.3.

               "Equalizing Distribution" shall have the meaning specified in
     Section 6.1.4.

               "Estimated Net Book Value" shall have the meaning specified in
     Section 6.1.3.

               "Event of Default" shall have the meaning specified in Section 12.1.

               "Excluded Assets" shall mean the assets of the Company listed on the Schedule of Excluded Assets attached hereto as Exhibit A.

               "Fair Market Value" shall have the meaning specified in Section 16.2(b).

               "Funding" shall have the meaning specified in Section 6.1.1.

               "General Manager" shall have the meaning specified in Section 7.2.1(a).

               "Liquidating Trustee" shall have the meaning specified in Section 12.5(b).

               "Loan Proceeds" shall have the meaning specified in Section
     6.1.1.

               "Management Committee" shall have the meaning specified in
     Section 7.1.1.

               "Material Lender" shall mean a Partner which holds aggregate outstanding Partner Loans in an amount (including principal and accrued and unpaid interest) which is

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     $25,000,000 or more in excess of the amount of outstanding Partner Loans
     (including principal and accrued and unpaid interest) held by the other Partner.

               "Market" shall mean the geographic area described in Exhibit B hereto.

               "Net Distribution Value" shall have the meaning specified in
     Section 16.2(c).

               "Net Fair Market Value" shall have the meaning specified in
     Section 16.2(d).

               "Non-Defaulter" shall have the meaning specified in Section 12.3(a).

               "Non-Fixed Assets Property" shall have the meaning specified in
     Section 16.2(e).

               "Offeree" shall have the meaning specified in Section 7.10.2.

               "Offeror" shall have the meaning specified in Section 7.10.2.

               "Participation Notice" shall have the meaning specified in
     Section 7.10.2.

               "Partner Loan" shall have the meaning specified in Article X.

               "Partnership Act" shall mean the California Uniform Partnership Act, as amended from time to time, and any successor to such Act.

               "Partnership Interest" shall mean, with respect to each Partner, the entire interest of such Partner in the Partnership.

               "Partnership Loan" shall have the meaning specified in Section 6.1.1.

               "Partnership Fixed Assets" shall have the meaning specified in
     Section 16.2(f).

               "Percentage Interests" of the Partners shall mean the percentages set forth opposite their respective names below:

                    Company             50%
                    RVC                 50%

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               "Person" shall mean an individual, estate, corporation,
     partnership, joint venture, trust, unincorporated organization, association or other entity.

               "Prime Rate" shall mean the annual rate of interest published by Citibank, N.A. from time to time as its "prime" rate of interest.

               "Project" shall mean the Assets and Business to be acquired by the Partnership pursuant to this Agreement.

               "Project Site" shall mean the facilities located at the Port of Los Angeles, California, Oro Grande, the City and County of Riverside, San Diego, Stockton, San Juan Capistrano, Diamond Bar Lucerne Valley, and San Bernardino County, California included in the Assets and utilized in the conduct of the Business.

               "Recipient Partner" shall have the meaning specified in Section 15.2(a).

               "Requested Capital" shall have the meaning specified in Section 6.2.2(b).

               "RVC" shall have the meaning specified in the opening paragraph hereof.

               "Tendering Partner" shall have the meaning specified in Section 15.2(a).

               "Transfer" shall mean, with respect to any asset or interest or any portion thereof, the mortgage, pledge, hypothecation, transfer, sale, assignment or other disposition of such asset or interest or any right or interest therein whether voluntarily, by operation of law or otherwise and whether directly or indirectly.

               "Transferee" shall have the meaning specified in Section 16.2(g).

               "Transferor" shall have the meaning specified in Section 16.2(h).

               "Treasury" shall mean the United States Department of the Treasury.

               "Valuation Date" shall have the meaning specified in Section 16.2(i).

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                                   ARTICLE III
                                     PURPOSE

     The sole purpose and business of the Partnership shall be (a) to acquire the Project pursuant to and in accordance with the terms and provisions of this Agreement, (b) to engage in the Business of in conjunction with the operation of the Project, (c) to engage in such other related businesses as the Partners shall determine, (d) to enter into, from time to time, such financing arrangements as the Partners may determine to be necessary, appropriate or advisable to enable the Partnership to accomplish the purposes set forth in clauses (a), (b) and (c) of this sentence, (e) to mortgage, pledge, assign, grant a security interest in, or otherwise encumber, lease, exchange or otherwise dispose of, all or a part of the Project, the Project Site or any other assets of the Partnership to secure such financing arrangements and (f) to engage in all activities and to enter into, exercise the rights and enjoy the benefits under, and discharge the obligations of the Partnership pursuant to, all contracts, agreements and documents that may be necessary, appropriate or advisable to enable the Partnership to accomplish the purposes set forth in clauses (a), (b), (c), (d) and (e) of this sentence.

                                   ARTICLE IV
                                      TERM

4.1  Term and Termination

     The term of the Partnership shall commence on the effective date hereof and shall continue until terminated as provided in Article XII.

4.2  Rescission

     On or before June 15, 1991, at the election of either party hereto exercisable by written notice to the other party, the Partnership and this Agreement may be rescinded. In the event of such a rescission, the provisions of this Section 4.2 shall be applicable in lieu of all inconsistent provisions of this Agreement. The Partnership shall not be dissolved pursuant to Article XII in the event of a rescission. Rather, on the date of said notice of rescission by either party and in any event prior to June 30, 1991, effective as of January 1, 1991, the Partnership shall transfer and reconvey all of the assets of the Partnership, including the Assets hereinafter described, to the Company and the Company shall assume all of the obligations of the Partnership, including the Assumed Obligations hereinafter described. The Company shall pay or cause to be refunded the Cash Contribution to RVC on the date of said notice of rescission, and in any event prior to June 30, 1991, plus interest on such amounts as shall have been contributed by RVC to

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the Partnership with respect thereto from time to time, from the date contributed until repaid, at the rate per annum equal to the lesser of (i) the Prime Rate and (ii) the maximum nonusurious rate of interest permitted by applicable law. No conveyance made pursuant to this Section 4.2 shall be considered to be a distribution from the Partnership, rather all actions taken hereunder shall be in rescission, revocation and cancellation of the Partnership and in abrogation and avoidance of this Agreement. In anticipation of the possibility of a rescission pursuant to this Section 4.2, no distributions shall be made to the parties hereto pursuant to Article IX before July 1, 1990, or until such earlier time as the rescission right provided for in this Section 4.2 shall have been waived by both of the parties hereto. The purpose of this
Section 4.2 shall be to place and restore the parties hereto, upon such a rescission, in a position as nearly as practicable as would have existed had this Agreement never been entered into and the parties hereto shall execute and deliver all instruments, provide all information and take such action as may be reasonably necessary to effectuate such purpose.

                                    ARTICLE V
                           PRINCIPAL PLACE OF BUSINESS

     The principal place of business of the Partnership shall be at 660 North Diamond Bar Blvd., Diamond Bar, California 91765 or at such other location as the Management Committee may determine.

                                   ARTICLE VI
                        INITIAL CAPITAL; CAPITAL ACCOUNTS

6.1  Initial Capital

     6.1.1 Partnership Loans. As of the Commencement, the Partnership shall borrow the sum of $110,000,000 (the "Original Partnership Loan") from Beazer U.S.A., Inc. Upon the funding of the Original Partnership Loan (the "Funding"), the principal amount of the Original Partnership Loan (the "Loan Proceeds") shall be paid and distributed to the Company as an Equalizing Distribution as provided for in Section 6.1.4 hereof. The Partners and the General Manager shall use their reasonable best efforts to cause the Partnership to obtain, as promptly as practicable following the Commencement, from one or more banks or other lending institutions a commitment to loan not less than $100,000,000 (the "Non-Recourse Loan") to the Partnership on terms and conditions reasonably acceptable to the Partners, the proceeds of which shall be used to pay and discharge the original Partnership Loan in its entirety, it being specifically understood and agreed that neither Partner shall have any personal liability with respect to the Non-Recourse Loan. Upon obtaining such commitment, the Partners shall use reasonable efforts to cause the Partnership to satisfy as quickly as possible

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all requirements of and conditions precedent to the funding of the Non-Recourse
Loan.

     6.1.2 Conveyance by the Company. At the Commencement, the Company shall transfer and convey the Assets to the Partnership. The transfer and conveyance of the Assets to the Partnership described in the previous sentence is referred to herein as the "Conveyance". The Conveyance shall be effected by the Company's delivery to the Partnership of appropriate instruments conveying and assigning to the Partnership title to the Assets. In conjunction with and as part of the Conveyance, the Company shall transfer and assign to the Partnership, and the Partnership shall accept and assume, only the following obligations (the "Assumed Obligations"):

          (i) all liabilities and obligations reflected on the Beginning Balance Sheet (as defined in Section 6.1.5 (a) hereof);

          (ii) all liabilities and obligations required to be paid or performed after the Commencement pursuant to those contracts, leases, and agreements of the Company, including all open orders providing for the sale of products by the Company, assumed by the Partnership;

          (iii) all liabilities and obligations arising out of the operation of the Business or the ownership of the Assets by the Partnership after the Commencement; and

          (iv) all obligations under certain employee benefit plans adopted by the Partnership.

     Except as expressly provided in this Section 6.1.2, the Partnership shall not assume or become obligated to pay, perform or discharge, and will not be responsible for, any other liabilities or obligations of the Company, whether accrued, absolute, contingent or otherwise.

     6.1.3 Contribution by RVC.

     (a) At the Commencement RVC shall contribute cash to the Partnership (the "Cash Contribution") in an amount equal to one-half of the excess of the Agreed Value (as defined in Section 6.1.3(b) hereof) over the original principal amount of the Original Partnership Loan.

     (b) At the Commencement the Agreed Value of the Business equals the net book value (the "Net Book Value") of the Business (the book value of the Assets, minus the book value of the Assumed Obligations) as of a date and time immediately prior to the Commencement, plus $35,221,000. The Net Book Value shall be determined on a basis consistent with preparation of the Business's August 31, 1990 balance sheet (the "Latest Balance Sheet"). For purposes of the Commencement, the Agreed Value shall be determined

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to be $170,000,000 based upon the Net Book Value (the "Estimated Net Book
Value") reflected on an estimated balance sheet of the Company as of a date and time immediately prior to the Commencement, so that the Cash Contribution to be made by RVC as of the Commencement shall be $30,000,000.

     6.1.4 Equalizing Distribution to the Company.

     It is understood and agreed that the initial capital contributions of the Partners to the Partnership (and the initial capital accounts of the Partners) are intended to be equal as of the Commencement. Accordingly, the Company shall be entitled to receive from the Partnership as an equalizing distribution (the "Equalizing Distribution") an amount in cash equal to the Agreed Value, minus the amount of the Cash Contribution, minus $30,000,000. The amount of such distribution payable to the Company as of the Commencement shall be based upon the estimated Agreed Value, determined as provided in Section 6.1.3(b) hereof so that the amount of $110,000,000 shall be distributed by the Partnership to the Company as of the Commencement on account of said Equalizing Distribution.

     6.1.5 Adjustment Payment.

     (a) Within thirty (30) days following the Commencement, the Company shall deliver to RVC a balance sheet of the Business as of a date and time immediately prior to the Commencement, which shall be the basis for determining the actual Net Book Value of the Business (the book value of the Assets, minus the book value of the Assumed Obligations) as of such date and time (the "Actual Net Book Value"). Such balance sheet shall be prepared on a basis consistent with the Company's books and records using the same bookkeeping and accounting principles and methods as were used in the preparation of the Latest Balance Sheet, so that in no event shall changes in the Agreed Value, or adjustments to the initial capital accounts of the Partners, result from application of inconsistent bookkeeping and accounting principles or methods. Such balance sheet as finally determined is hereinafter referred to as the "Beginning Balance Sheet."

     (b) In order to adjust for differences between the Estimated Net Book value (determined as provided in Section 6.1.3(b) hereof) and the Actual Net Book Value (as reflected on the Beginning Balance Sheet) and to ensure that the initial capital accounts of the Company and RVC in the Partnership are equal, cash payments shall be made between the Company, RVC and the Partnership in accordance with this Section 6.1.5(b). Within ten (10) days of the determination of the Actual Net Book Value as provided in Section 6.1.5(a) hereof:

          (i) if the Actual Net Book Value exceeds the Estimated Net Book Value, RVC shall contribute to the Partnership in cash an amount equal to one-half of such excess and the Company and

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RVC shall cause the Partnership to distribute an equal amount to the Company in cash, notwithstanding any provision of this Agreement which may prohibit such distribution; or

          (ii) if the Estimated Net Book Value exceeds the Actual Net Book Value, the Company shall contribute to the Partnership in cash an amount equal to one-half of such excess, and the Company and RVC shall cause the Partnership to distribute an equal amount to RVC in cash, notwithstanding any provision of this Agreement which may prohibit such distribution.

     6.1.6 Federal Income Tax Reporting. The Partners hereby acknowledge and agree that, pursuant to Section 707(a)(2)(B) of the Code, the transfer of the Assets to the Partnership by the Company shall, for federal income tax purposes, be treated as follows: (i) a sale by the Company to RVC of an undivided interest in the Assets for the Cash Contribution, followed by the contribution of such undivided interest by RVC to the Partnership, and (ii) a contribution by the Company to the Partnership of its remaining undivided interest in the Assets (such transaction being hereinafter referred to as the "Part Sale/Part Contribution Transaction"). For purposes of this Section 6.1.6, unless a different percentage is expressly stated, the undivided interest in Assets deemed purchased by RVC shall be that percentage determined by multiplying (i) the ratio of the Cash Contribution to the Agreed Value of the Assets, and (ii) 100 percent. In connection with the foregoing, the Partners hereby acknowledge and agree that, as of the date of this Agreement, the United States Treasury Department has not yet promulgated proposed, temporary or final regulations ("Treasury Regulations") interpreting Section 707(a)(2)(B) of the Code and whether the distribution of the Loan Proceeds to the Company may, in whole or in part, be regarded as a nontaxable distribution to the Company. Accordingly, the Partners hereby agree that if and to the extent that Treasury Regulations are promulgated which permit the Company to take the position that its receipt of the Loan Proceeds properly may be treated as a nontaxable distribution to the Company, then the Part Sale/Part Contribution Transaction shall, for federal income tax purposes, be reported by the Partnership and the Partners as (i) a sale by the Company to RVC of an undivided interest in the Assets for the Cash Contribution, (ii) a contribution by the Company and RVC of their respective undivided interests in the Assets to the Partnership, and (iii) a financing transaction pursuant to which the Partnership borrowed the Loan Proceeds and distributed such Loan Proceeds to the Company pursuant to Section 731 of the Code. The Partners further recognize and agree that, if Treasury Regulations are not issued under Section 707(a)(2)(B) of the Code prior to the filing of the Partnership's initial federal income tax return, the Part Sale/Part Contribution Transaction shall be reported as (i) a sale by the Company to the Partnership of an undivided 50% interest in the Asset for the Cash Contribution plus 50% of the Loan Proceeds, (ii) a contribution by the Company to the Partnership of the remaining undivided 50% interest in the Assets in exchange for the Company's interest in the Partnership, and (iii) the

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distribution by the Partnership to the Company of 50% of the Loan Proceeds,
which distribution is governed by Section 731 of the Code. The Partners hereby agree that the Partnership and the Partners shall report the Part Sale/Part Contribution Transaction in a consistent manner strictly in accordance with the provisions of this Section 6.1.6.

6.2  Additional Capital Contributions

     6.2.1 General. It is the desire of the Partners that, except for the initial capital contributions described in Section 6.1, all costs and expenses of the Partnership (including, without limitation, general and administrative expenses and capital expenditures) shall be funded out of Partnership cash flow supplemented, to the extent required, by Partnership borrowings from institutional or other third party lenders consistent with the provisions of this Agreement or from the Partners as Partner Loans made pursuant to Article X.

     6.2.2 Cash Calls. (a) The General Manager shall continually monitor and project, on a rolling basis, the cash requirements of the Partnership for the ensuing quarterly period and the amount of cash expected to be available to the Partnership during such quarterly period from operations and Partnership borrowings, if any, taking into account, among other relevant factors, projected capital expenditures to be made during the relevant quarterly period in accordance with the Current Business Plan and or any requirement imposed by the Management Committee.

     (b) In the event the General Manager shall, at any time, determine that, for the ensuing quarterly period, the projected cash requirements of the Partnership for such quarterly period exceed the projected available cash during such quarterly period, then the General Manager shall request additional capital (the "Requested Capital"), from the Partners by giving notice to the Partners, which notice (a "Capital Request") shall (i) specify the amount of the Requested Capital and (ii) describe, in reasonable detail, the manner in which the Requested Capital was calculated.

     (c) The Management Committee may approve or disapprove all or any portion of any Capital Request by delivering notice to the General Manager within 15 days after delivery of such Capital Request, which notice shall (i) identify such Capital Request and (ii) state what action the Management Committee has taken with respect to such Capital Request. In connection with its decision to reject all or a portion of any Capital Request as contemplated hereby, the Management Committee shall consider whether one or more modifications of the Current Business Plan are necessary or appropriate.

     (d) If all or any portion of a Capital Request is approved by the Management Committee as provided in paragraph (c) above (the "Capital Call"), then each Partner shall contribute to

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the Partnership, on or before the date (the "Due Date") that is 20 days after the date on which the relevant Capital Request was delivered, cash equal to its Allocable Share of the approved Capital Call.

     (e) The tender by either Partner of its Allocable Share of any Capital Call in accordance with this Section 6.2.2 shall be conditioned upon the remainder of such Capital Call being contributed to the Partnership by the other Partner on or before the relevant Due Date. Accordingly, if either Partner fails to contribute its Allocable Share of any Capital Call and if the other Partner fails to deliver an Election Notice regarding such Capital Call as provided in
Section 6.2.3, then the Partnership shall promptly return to such Partner its Allocable Share of such Capital Call, in which event Section 6.2.3 shall no longer apply to such Capital Call. The Partnership shall not be obligated to pay interest on any Capital Call other than, in the case of any Capital Call returned by the Partnership as aforesaid, to the extent of the interest actually earned thereon while on deposit in the Deposit Account. The Partnership shall not expend funds advanced by one Partner (and shall retain such funds in the Deposit Account) unless and until either (i) the remainder of such Capital Call is contributed by the other Partner or (ii) the Advancing Partner delivers an Election Notice to the General Manager electing to treat the advance as a Partner Loan and the Partnership delivers appropriate documents in connection with the Partner Loan.

     6.2.3 Failure to Contribute Capital Call Amount. If either Partner (the "Defaulting Partner") fails to contribute to the Partnership, in cash, the entire amount of its Allocable Share of any Capital Call on or before the relevant Due Date, the General Manager shall promptly deliver notice thereof to the other Partner, which notice (a "Default Notice") shall specify the name of the Defaulting Partner and the unpaid portion of its Allocable Share of such Capital Call. If either Partner contributes its Allocable Share of any Capital Call on or before the relevant Due Date and if such Partner receives a Default Notice with respect to the other Partner's failure to contribute its Allocable Share of such Capital Call, then such Partner (the "Advancing Partner") may, by notice (the "Election Notice") delivered to the Defaulting Partner on or before the date that is 5 days following the delivery of such Default Notice (the "Election Date"), elect to treat all or any portion of such Advancing Partner's contribution as a Partner Loan in accordance with Article X hereof. Furthermore, the Advancing Partner shall specify in such Election Notice whether it shall make a Partner Loan with respect to the remainder of the Capital Call and the designation of the maturity of, and the liens and security interests required with respect to, such Partner Loan. Any Partner Loan for the remainder of the Capital Call shall also be deemed a Partner Loan made pursuant to this Section
6.2.3 for all purposes of this Agreement.

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     6.2.4 Deposit Account. The General Manager shall establish and maintain in the name of the Partnership an interest-bearing account (the "Deposit Account") with any responsible financial institution and into which all payments received by or on behalf of the Partnership pursuant to this Section 6.2 shall be deposited and held in accordance with the provisions of this Section 6.2.

     6.2.5 No Third Party Rights. Nothing in this Agreement or the Formation Agreement, including the right of the Partnership or the Partners to require additional capital contributions under the terms of this Agreement, shall be construed as conferring any rights or benefits to or upon any Person not a party to this Agreement, including, but not limited to, the holder of any obligations secured by a mortgage, deed of trust, security interest or other lien or encumbrance upon or affecting the Partnership, the Project or any interest of any Partner therein or any asset of the Partnership.

6.3  No Interest on Capital

     No interest shall be paid on any capital contributed to the Partnership, except as provided in Section 4.2.

6.4  Distributions of Property in Kind

     In the event the Liquidating Trustee elects to distribute any Partnership assets in kind to the Partners upon dissolution and winding up of the Partnership, such assets shall be valued at their Agreed Value, and shall be distributed in kind to the Partners as tenants-in-common after first determining the respective interests of the Partners in such assets in accordance with the provisions of this Agreement with each Partner accepting a pro rata undivided interest in such Assets.

6.5  No Withdrawal

     Neither Partner shall be entitled to withdraw any property contributed to the Partnership by such Partner or any amount credited to its capital account or receive any distribution from the Partnership except as expressly provided in Articles IV, VI, IX and XII.

                                   ARTICLE VII
                      MANAGEMENT AND OPERATION OF BUSINESS

7.1  Management Committee

     7.1.1 General Powers. A committee (the "Management Committee") is hereby established to manage all aspects of the Partnership on behalf of the Partners. Except with respect to those matters which by the terms of this Agreement are specifically reserved for decision, vote or approval by the Partners, the

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

Management Committee shall have full and exclusive authority to control, manage and direct the business and affairs of the Partnership for the purposes set forth in Article III. Each decision of the Management Committee in accordance with this Agreement shall be binding on the Partnership and each of the Partners.

     7.1.2 Composition. The Management Committee shall consist of six members. Each Partner shall the right to appoint three members of the Management Committee, one of whom shall be designated as such Partner's Authorized Representative. Each Partner may, by written notice delivered to the other Partner at any time or from time to time, replace either or both of its representative members of the Management Committee or change its Authorized Representative. Concurrently with or promptly after the delivery of any notice pursuant to the preceding sentence, the Partner giving such notice shall deliver a copy to the General Manager, but neither the failure to deliver nor any delay in delivering such copy to the General Manager shall affect the validity or effectiveness of such notice.

     7.1.3 Meetings. (a) Regular meetings of the Management Committee shall be scheduled from time to time by the Management Committee and held without further notice at such times (no less frequently than quarterly) and at such places as shall be determined by the Management Committee. At any regular meeting of the Management Committee, any and all business of the Partnership may be transacted.

     (b) Special meetings of the Management Committee may be called by the General Manager or by either Authorized Representative by giving not less than 48 hours advance notice to each member, which notice shall specify the time, place and purpose of the special meeting. Any member of the Management Committee may waive notice of any special meeting, whether before or after the time of such meeting. Attendance of a member at a meeting shall constitute a waiver of notice of such meeting.

     (c) Any action required or permitted to be taken at a meeting of the Management Committee may be taken by means of conference telephone call or similar equipment by means of which all individuals participating in the meeting can hear each other.

     (d) Unless otherwise agreed to by each member of the Management Committee, all meetings of the Management Committee shall be held at the principal office of the Partnership.

     (e) The Management Committee shall conduct its proceedings in accordance with such rules at it may from time to time establish and shall keep appropriate records of the actions taken by it.

     7.1.4 Quorum; Voting. (a) Two members of the Management Committee shall constitute a quorum for the purpose of transacting business, except that no quorum of the Management Committee shall be deemed to exist with respect to any meeting of the Management Committee, nor shall any action be taken thereat, unless such meeting is attended by at least one member appointed by each Partner except as provided in the proviso to the first sentence of paragraph (b) of this Section. The proviso to the foregoing sentence shall be of no effect if a Material Lender is a Defaulting Partner. If a quorum is not present at a meeting of the Management Committee duly called in accordance with Section 7.1.3, the meeting may be rescheduled by the General Manager or either Authorized Representative by giving at least two days' prior written notice thereof to each of the members.

     (b) Anything herein or elsewhere to the contrary notwithstanding, no action shall be taken by the Management Committee unless and until affirmative votes in favor of such action are cast on behalf of both Partners; provided, however, that for so long as an Event of Default is continuing or the Partnership is in default with respect to any Partner Loan held by a Material Lender, the three members of the Management Committee selected by Partner that is the Non-Defaulting Partner or Material Lender shall have the right to take any action taken by Management Committee other than Management Committee authorizations of the items in Section 7.2.2 except, however, that the Non-Defaulting Partner or Material Lender shall have the right, notwithstanding
Section 7.2.2, to cause the Management Committee to authorize the Partnership to: (i) amend the Business Plan; (ii) make any capital expenditure, capital additional or capital improvement on behalf of the Partnership in accordance with the Business Plan, as amended; and (iii) to borrow money or issue bonds or other systems of indebtedness in the name and on behalf of the Partnership in an aggregate principal amount not to exceed the aggregate principal amount of all Partner Loans made by said Non-Defaulting Partner or Material Lender, as the case may be. In all matters to be decided or approved by the Management Committee, each Authorized Representative shall possess the exclusive power and authority to vote the Percentage Interest of the Partner represented by him; provided, however, that in the event either Authorized Representative is not present at any meeting of the Management Committee, the other member appointed by the Partner which designated such Authorized Representative shall be empowered and authorized to vote the Percentage Interest of such Partner.

     7.1.5 Compensation. No member of the Management Committee shall be entitled to any compensation from the Partnership.

7.2  General Manager

     7.2.1 General Powers. (a) The Partnership shall employ at all times an individual (the "General Manager") to act as the chief executive officer of the Partnership. The General Manager shall be selected by the Management Committee from time to time and shall be supervised by, and be subject to the control and authority of the Management Committee. Except as otherwise provided herein and subject to such limitations as the Management Committee may impose from time to time, the General Manager shall be authorized and empowered to manage, administer and operate the business and affairs of the Partnership for the purposes set forth in Article III. Without limitation of the foregoing, the General Manager shall be authorized and empowered, except as otherwise provided herein and subject to such limitations as the Management Committee may impose from time to time, to perform or cause to be performed, at the Partnership's expense and in its name, all operational functions relating to the Project necessary to run the business of the Partnership on a day-to-day basis consistent with this Agreement and the Current Business Plan.

     (b) Except as to actions of the General Manager undertaken in accordance with the provisions of this Agreement, no Person (including the Partners) shall have authority to act for or on behalf of, or to assume any obligation or responsibility on behalf of, the Partnership without the approval of the Management Committee. Any action taken by the General Manager for or on behalf of the Partnership in compliance with this Agreement shall be binding on the Partnership and each Partner.

     (c) In addition to his duties set forth in this Agreement, the General Manager shall have such specific duties as are assigned to him from time to time by the Management Committee. The General Manager shall not be subject to the control or authority of either Partner or any other Person or group other than the Management Committee.

     (d) Whenever any emergency arises which may jeopardize human life or the Project and the action necessary to alleviate such emergency would otherwise require approval by the Management Committee, the General Manager shall have the right to take necessary and appropriate action without such approval, but shall advise the Management Committee of such action as soon as practicable.

     (e) The authority of the General Manager is limited to that which is specifically given by the Management Committee or set forth in this Agreement. No other authority is given or implied with respect to the General Manager.

     7.2.2 Certain Restrictions. Anything herein or elsewhere to the contrary notwithstanding, the General Manager shall have no authority or power, without the specific authorization of the Management Committee, to:

               (a) do any act in contravention of this Agreement or take any action which is inconsistent with the purposes set forth in Article III or the Current Business Plan;

               (b) do any act which would make it impossible to carry on the ordinary business of the Partnership;

               (c) confess a judgment against the Partnership;

               (d) possess Partnership property for other than a purpose of the Partnership set forth in Article III;

               (e) admit a Person as a partner into the Partnership, except as specifically provided herein;

               (f) change or reorganize the Partnership into any other legal form;

               (g) cause the Partnership to (i) enter into other partnership agreements in the capacity of a general partner or a limited partner, (ii) become a member of a joint venture, (iii) participate in forms of syndication for investment, (iv) engage in any business other than that specified Article III, except as agreed to by all the Partners or (v) guarantee or otherwise become secondarily liable with respect to debts or obligations of any Partner or any other Person;

               (h) make, execute or deliver on behalf of the Partnership any general assignment for the benefit of creditors or, except in the ordinary course of business, any performance bond, indemnity bond or surety bond;

               (i) compromise or settle any lawsuit or other claim against the Partnership or permit the entry of a default judgment against the Partnership, in amounts in excess of any limitation established by the Management Committee;

               (j) compromise or release any claim of the Partnership except for full payment thereof or arbitrate, or consent or agree to the arbitration of, any of the Partnership's disputes or controversies involving claims in excess of any limitation established by Management Committee;

               (k) enter into on behalf of the Partnership any contract or agreement which (y) calls for payments to or from the Partnership, on the one hand, and any third party, on the other hand, of an amount in excess of any limitation established by the Management Committee for any 12-month period and (z) is not terminable solely at the option of the Partnership without penalty on no more than 90 days notice;

               (1) borrow money or issue notes, bonds or other evidences of indebtedness in the name and on behalf of the Partnership except in the ordinary course of business and then only if the principal amount of such indebtedness does not exceed any limitation established by the Management committee;

               (m) make any capital expenditure, capital addition or capital improvement on behalf of the Partnership in an amount in excess of any limitation established by the Management Committee;

               (n) enter into, on behalf of the Partnership, any contract or agreement with the General Manager or any Affiliate of the General Manager;

               (o) cause or permit the Partnership to make any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or other investment in, or make any capital contribution to, any Person except
     (i) advances or extensions of credit on terms customary in the industry and investments, loans and advances made in settlement of accounts receivable owing to, and other claims of, the Partnership, all in the ordinary course of business, (ii) short term investments of the types and in the amounts approved by the Management Committee from time to time in connection with the management of the Partnership's funds in the ordinary course of business and (iii) advances to employees of the Partnership in the ordinary course of business;

               (p) cause or permit the Partnership to enter into or become a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by the Partnership regardless of whether or not delivery is ever made of such materials, supplies or other property or services;

               (q) cause or permit the Partnership to Transfer or lease any of its properties or assets except in the ordinary course of business; or

               (r) receive or demand any fees or compensation from either Partner or any Affiliate of a Partner.

7.3  General Responsibilities of General Manager

     In addition to and not by way of limiting any other obligations of the General Manager set forth in this Agreement, the responsibilities of the General Manager shall be:

               (a) to carry out the Current Business Plan in accordance with good industry practice;

               (b) to employ persons and firms on behalf of the Partnership in connection with the Project;

               (c) to take no action detrimental to the interests of the Partnership or fail to take any action necessary to be taken in the interests of the Partnership, which action or failure to act constitutes bad faith, negligence, malfeasance or fraud;

               (d) to diligently perform all of the duties and obligations imposed on the General Manager by this Agreement or by the Management Committee in good faith and to the best of his ability;

               (e) to perform all such other activities as may be reasonable and necessary in connection with the Project and matters related thereto; and

               (f) to deal fairly and impartially with the Partners at all times.

7.4  Liability of General Manager

     In the performance of his duties hereunder, the General Manager shall use reasonable efforts to conduct the business of the Partnership in a good and businesslike manner and in accordance with good practice within the industry. In no event shall the General Manager be held liable or responsible to the Partnership or either Partner for any losses sustained, or liabilities incurred, in connection with, or attributable to, errors in judgment, negligence or other fault of the General Manager, except that which is caused by the General Manager's bad faith, gross negligence or willful misconduct. The General Manager shall not be personally liable for the return of any portion of the capital contributions of the Partners or for the failure of the Partnership to achieve the results projected in any Business Plan.

7.5  Removal and Replacement of General Manager

     The Management Committee may remove and replace the General Manager from time to time as it may determine. Furthermore, upon the call by either Partner for the removal of the General Manager but subject to Section 12.4, the Management Committee shall remove the General Manager within 30 days and replace the General Manager as soon as possible thereafter.

7.6  Compensation of General Manager

     The General Manager shall be entitled to receive such compensation from the Partnership as the Management Committee shall approve from time to time. Neither Partner shall pay or offer to pay any fees or compensation to the General Manager, it being understood and agreed that all fees and compensation of the General Manager shall be payable solely by the Partnership.

7.7  Business Plan

     (a) Annually, not less than two months prior to the end of each fiscal year of the Partnership, the General Manager shall prepare and submit to the Management Committee a proposed business plan, consistent with the provisions of this Agreement, for the following three fiscal year period. Each such proposed business plan shall include:

          (i) a narrative description of such proposed business plan, including a description of the marketing and other assumptions reflected therein;

          (ii) a schedule of estimated capital expenditures for the period covered by such proposed business plan, segregated by project and showing the total estimated costs, by month, to completion, regardless of whether such completion shall take place within such period;

          (iii) a schedule of projected cash flow for the period covered by such proposed business plan on a monthly basis for the first year and on a quarterly basis thereafter showing the sources and applications of cash, which schedule shall describe in reasonable detail the assumptions utilized in the preparation of such schedule and shall separately describe in reasonable detail any proposed borrowings during the period covered by such proposed business plan;

          (iv) a projected income and expense statement for the period covered by such proposed business plan on a monthly basis for the first fiscal year and on a quarterly basis thereafter, which statement shall describe in reasonable detail the assumptions utilized in the preparation thereof; and

          (v) a projected balance sheet as of the end of each fiscal year covered by such proposed business plan, which balance sheet shall describe in reasonable detail the assumptions utilized in the preparation thereof.

Each proposed business plan submitted by the General Manager as aforesaid shall be accompanied by a report describing in all material respects the manner in which such proposed business plan, insofar as it relates to the period covered by the Current Business Plan, deviates from the Current Business Plan.

     (b) Following the submission to it of a proposed business plan in accordance with paragraph (a) above, the Management Committee shall meet to consider such proposed business plan. The Management Committee shall be authorized to adopt any such proposed business plan as submitted or with such changes, amendments and modifications as the Management Committee shall deem appropriate; provided, however, that in no event shall the Management Committee adopt any such proposed business plan unless, in the good faith judgment of the Management Committee, such proposed business plan is consistent with the provisions of this Agreement.

     (c) Each business plan adopted by the Management Committee in accordance with paragraph (b) shall constitute a "Business Plan" for purposes hereof. Upon the adoption by the Management Committee of a Business Plan, all prior Business Plans, insofar as they relate to the period covered by such Business Plan, shall be automatically rescinded.

     (d) Except as provided in Section 7.2.2, the adoption of a Business Plan by the Management Committee shall constitute express authority to the General Manager to cause the Partnership to make any capital expenditures specifically contemplated therein.

     (e) The Management Committee shall be authorized to modify any Business Plan theretofore adopted by it and shall modify the Current Business Plan to the extent required to comply with the provisions of this Agreement.

7.8  Transactions with Affiliates

     Except for the transactions contemplated under the Services Agreement, the Cement Supply Agreement and the Original Partnership Loan entered into contemporaneously herewith, the Partnership will not, and the General Manager will not cause the Partnership to, enter into any transaction (including, without limitation, the purchase, sale or exchange of any property or the rendering of any service) with either Partner, any Affiliate of either Partner, the General Manager, any Affiliate of the General Manager, any member of the Management Committee or any Affiliate of such a member without, in each instance, the prior approval of the Management Committee, provided, however, that the Partners shall be permitted to make loans to the Partnership as provided in Article X.

7.9  Title to Partnership Assets

     Title to all Partnership assets, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner shall have any ownership interest therein. Title to any and all Partnership assets shall be held in the name of the Partnership.

7.10 Competition; Other Activities.

     7.10.1 Restricted Competition. During the term of the Partnership, neither Partner nor any of its Affiliates shall, without the prior consent of the other Partner, (a) directly or indirectly engage in, (b) assist or have an active interest in (whether as proprietor, partner, investor, stockholder or any type of principal whatsoever, provided that the ownership of not more than 5% of the outstanding stock of a corporation traded on a national securities exchange shall not of itself be viewed as assisting or having an active interest) or (c) act as an agent for or advisor or consultant to any Person that is, or is about to become, directly engaged in any business involving the importation, manufacturing or sale of cement in the Market; provided, however, that nothing in this Section 7.10.1 shall prohibit the Partners or their respective Affiliates from owning an interest in the Partnership or from exercising or enforcing their rights and remedies or performing their obligations under this Agreement or the Formation Agreement.

     7.10.2 Free Competition. Subject to Sections 7.10.1, (a) the Partners expressly recognize and agree that each Partner has the right to purchase, sell, develop, exploit and deal in every manner with properties, assets, transactions and business arrangements that may be similar to, competitive with or adverse to the activities, properties, assets and prospects of the Partnership, either for its personal account and benefit or in an agency or representative capacity for the account and benefit of any other Person and (b) there shall be no duty on the part of either Partner to notify the other Partner concerning, or to account to the Partnership or the other Partner for, any or all of any properties, assets or rights of whatever nature acquired through such activities permitted by this sentence, and the other Partner hereby waives and relinquishes any and all rights with respect to such Partner's involvement in any activities described above.

                                  ARTICLE VIII
                          ALLOCATION OF INCOME AND LOSS

8.1  Allocations of Income and Loss

     (a) Except as otherwise provided in Sections 8.1(b), 8.1(c) and 8.2 below, all items of income and loss of the Partnership, as well as each item of income, gain, loss and deduction for federal income tax purposes shall be allocated to the Partners, pro rata in accordance with their respective Percentage Interests.

     (b) The Partners understand that items of income, gain, loss, and deduction with respect to the Assets must be separately determined and allocated to the Partners for federal income tax purposes in the manner prescribed by Section 704(c) of the Code. Accordingly, notwithstanding Section 8.1(a) above or any other provision of this Agreement to the contrary, the Partners hereby agree that their distributive shares of such items shall be separately determined for federal income tax purposes and allocated between them pursuant to the principles of Section 704(c) of the Code.

     (c) Interest income earned while on deposit in the Deposit Account and attributable to a Capital Call that is returned to a Partner pursuant to Section 6.2.2(e) shall be allocated to such Partner.

8.2 Allocation of Income and Loss and Distributions in Respect of Interests Transferred.

     (a) If any interest in the Partnership is transferred, or is increased or decreased by reason of the admission of a new Partner to the Partnership or otherwise during any taxable year of the Partnership, each item of income, gain, loss, deduction, or credit of the Partnership for such taxable year shall be assigned pro rata to each day in the particular period of such taxable year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Partners based upon their respective interests in the Partnership at the close of such day. For the purpose of accounting convenience and simplicity, to the extent permissible by applicable law, the Partnership shall treat a transfer of, or an increase or decrease in, an interest in the Partnership which occurs at any time during a semi-monthly period (commencing with the semi-monthly period including the date hereof) as having been consummated on the first day of such semi-monthly period, regardless of when during such semi-monthly period such transfer, increase, or decrease actually occurs (i.e., sales and dispositions made during the first 15 days of any month will be deemed to have been made on the first day of the month and sales and dispositions thereafter will be deemed to have been made on the 16th day of the month).

     (b) Notwithstanding any provision above to the contrary, gain or loss of the Partnership realized in connection with a sale or other disposition of any of the assets of the Partnership shall be allocated solely to the Partners owning interests in the Partnership as of the date such sale or other disposition occurs.

                                   ARTICLE IX
                                  DISTRIBUTIONS

9.1  Cash Distributions to the Partners

     The Partners agree that it is their intent to distribute surplus cash flow to the Partners as soon as it is available. The

Management Committee shall review, at least quarterly, the cash position of the Partnership, considering future cash requirements and cash reserves as may be deemed reasonably necessary by the General Manager, and, except as provided in
Section 4.2, instruct the General Manager to distribute surplus cash to the Partners in accordance with their Percentage Interests. Notwithstanding anything in this Agreement to the contrary, unless otherwise agreed by the Partners, no distributions shall be made by the Partnership to the Partners until all principal and interest is paid in full on all outstanding Partner Loans.

9.2  In-Kind Distribution

     If any assets of the Partnership shall be distributed in kind under Article IX or XII, such assets shall be distributed to the Partners entitled thereto as tenants-in-common in the same proportion as such Partners would have been entitled to cash distributions.

9.3  Waiver of Right to Partition

     Except as provided in Section 4.2, no Partner shall be entitled to demand and receive property other than cash in return for its capital contributions to the Partnership, and, to the maximum extent permissible under applicable law, each Partner hereby waives all right to partition the Project or any other property of the Partnership.

9.4  No Priority

     No Partner shall have any priority over any other Partner as to the return of its contributions to the capital of the Partnership or as to compensation by way of income.

                                    ARTICLE X
                        PARTNER LOANS TO THE PARTNERSHIP

     Except as otherwise expressly provided herein or as the Management Committee may otherwise prohibit, each Partner may make any loan or loans to the Partnership or advance money on behalf of the Partnership in order to satisfy all or a part of the then existing cash requirements of the Partnership. Each loan or advance made by a Partner pursuant to this Article X (a "Partner Loan") shall not be deemed an increase in or contribution to the capital account of the lending Partner or entitle such lending Partner to any greater proportion of the gains or losses which the Partnership may sustain. Each Partner Loan shall bear interest, payable quarterly, at the rate per annum equal to the lesser of (i) the Prime Rate plus 5% and (ii) the maximum nonusurious rate of interest permitted by applicable law, and shall be deemed an obligation of indebtedness from the Partnership to such lending Partner payable in accordance with its terms. All payments on Partner Loans shall be applied first to accrued interest and second to outstanding principal. All Partner Loans shall be evidenced by promissory notes of the Partnership.

     Notwithstanding anything to the contrary herein, a Partner making a Partner Loan pursuant to Section 6.2 hereof may, in its sole discretion, (i) make such loan without any approval of the Management Committee, (ii) designate the maturity of such loan (not to be less than 30 days nor more than 5 years) and
(iii) require that such loan be secured by the grant of a lien upon and security interest in, the Assets (fully subordinated to all existing secured Partnership debt to Persons other than the Partners, including future advances under and renewals and extensions of, such debt). The Partners shall, or shall authorize the General Manager to, execute and deliver all necessary promissory notes, deeds of trust, security agreements and financing statements and other documents as the lending Partner may reasonably request in order to evidence and secure the Partner Loan made under Section 6.2. All Partner Loans shall be payable without premium or penalty and, if Partner Loans exist as of any time to more than one Partner then all liens and security interests provided by the Partnership with respect to such Partner Loans shall be treated as being secured and perfected as of the same time, with equal dignity, and otherwise in pari passu.

                                   ARTICLE XI
                      NO TRANSFERS OF INTERESTS OF PARTNERS

11.1 Transfers Restricted

     (a) Neither Partner shall Transfer any part or all of its Partnership Interest without the prior written consent of the other Partner, which consent can be withheld unreasonably or otherwise, and then only if the Transfer would not result in the "termination" of the Partnership pursuant to Section 708 of the Code and the transferee is a United States person.

     (b) In the event that a Partner shall propose to Transfer all or any part of its Partnership Interest, the other Partner shall have the right to acquire such Partnership Interest on the same terms as the proposed transferee would have been able to acquire such Partnership Interest. No Transfer to a Person shall be effective for any purpose unless and until: (i) the transferring Partner shall have given the other Partner written notice of the terms of such Transfer pursuant to Section 11.1, (ii) the other Partner shall have failed to elect to acquire such Partnership Interest on such terms within 30 days after its receipt of written notice of the terms of such Transfer, and (iii) the other Partner shall have given its prior written consent to such Transfer. Neither Partner shall withdraw from the Partnership without the prior written consent of the other Partner. No Transfer of all or any part of a Partnership Interest shall be effective for any purpose unless and until the transferee shall execute and deliver to the Partnership an instrument in writing whereby such transferee shall legally and effectively assume and agree to be bound by all of the transferor's obligations under this Agreement or, in the case of a partial Transfer of such Partnership Interest, a pro rata share of such obligations. The provisions of this paragraph shall not be construed in derogation of paragraph (a) of this Section.

11.2 Tax Elections

     All elections (and revocations or alteration of elections) for federal income tax purposes will be made by the General Manager subject to the prior approval of the Management Committee; provided however (i) the Partnership shall make the election for the initial Partnership year of the Partnership under
Section 168(g)(7) of the Code unless RVC shall otherwise elect and (ii) in the event of a Transfer of Partnership assets to a Partner or of all or part of a Partnership Interest, at the request of the transferee, the Management Committee shall cause the Partnership to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Partnership property as provided by Sections 734 and 743 of the Code.

11.3 Capital Stock of Partners.

     No Partner shall permit the transfer of ownership of its capital stock to any Person to be registered on its stock transfer books unless and until the other Partner shall have given its prior written consent to such Transfer. Contemporaneous with the Commencement, the Company and RVC shall cause Beazer West, Inc. to confirm and ratify the foregoing restrictions on transferability of the capital stock of the Partners and of each direct and indirect subsidiary of Beazer West, Inc. by which the Partners are controlled as wholly owned indirect subsidiaries of Beazer West, Inc.

                                   ARTICLE XII
                             DEFAULT AND DISSOLUTION

12.1 Events of Default

     The occurrence of any of the following events shall constitute an event of default ("Event of Default") hereunder on the part of the Partner with respect to which such event occurs ("Defaulter") if within 30 days following notice of such default from the other Partner (10 days if the default is due solely to the nonpayment of money), the Defaulter fails to pay such money, or in the case of non-monetary defaults, fails to commence substantial efforts to cure such default or thereafter fails within a reasonable time to prosecute to completion with diligence and continuity the curing of such default; provided, however, that the occurrence of any of the events described in clauses (d) through (k) below shall constitute an Event of Default immediately upon such occurrence without any requirement of notice or passage of time except as specifically set forth in any such clause:

               (a) the default on a Partner Loan made under Section 6.2.3 as a result of the failure by a Partner to make any additional capital contribution required to be made by it pursuant to the provisions of
     Section 6.2 and the other Partner does not provide capital contributions sufficient to cure such default;

               (b) the violation by a Partner (or with respect to a Partner) of any of the restrictions set forth in Article XI;

               (c) the failure of a Partner's transferee to assume in writing and agree to be bound by such Partner's obligations, as provided in Section 11.1;

               (d) institution by a Partner of proceedings of any nature under any laws of the United States or of any state, whether now existing or subsequently enacted or amended, for the relief of debtors wherein such Partner is seeking relief as debtor (including, without limitation, proceedings seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for such Partner or a substantial portion of its property, Assets or business or to effect a plan or other arrangement with the creditors of such Partner);

               (e) a general assignment by a Partner for the benefit of creditors or the filing by a Partner of any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against such Partner in any bankruptcy, insolvency or similar proceeding;

               (f) the institution by a Partner of a proceeding under any section or chapter of the Bankruptcy Code or any other bankruptcy, insolvency or other similar law as now existing or hereafter amended or becoming effective;

               (g) the commencement of involuntary proceedings or the filing of an involuntary petition against a Partner under the Bankruptcy Code or any other bankruptcy, insolvency or other similar law, which proceeding or petition shall not be dismissed within 60 days after the commencement or filing thereof, as the case may be;

               (h) a proposed plan of arrangement or other action by a Partner's creditors taken as a result of a general meeting of the creditors of such Partner;

               (i) the appointment of a receiver, trustee, custodian or like officer for a Partner or of a substantial part of the property, assets or business of a Partner, which receivership, trusteeship, custodianship, as the case may be, remains undischarged and undismissed for a period of 30 days from the date of its imposition;

               (j) admission by a Partner in writing of its inability to pay its debts as they mature;

               (k) attachment, execution or other judicial seizure of all or any substantial part of a Partner's assets or of all or any part of such Partner's Partnership Interest if such attachment, execution or seizure relates to an amount in excess of the lesser of (y) [$10,000,000] and (z) 25% of such Partner's net worth and remains undismissed or undischarged for a period of 15 days after the levy thereof; provided, however, that said attachment, execution or seizure shall not constitute an Event of Default hereunder if such Partner posts a bond sufficient to fully satisfy the amount of such claim or judgment within 15 days after the levy thereof and such Partner's assets are thereby released from the lien of such attachment, execution or seizure;

               (l) the material breach of any Partner of this Agreement; and

               (m) the use by any Partner of Partnership funds for purposes other than as provided for in this Agreement.

12.2 Causes of Dissolution

     The Partnership shall be dissolved and its business wound up on the earliest to occur of:

               (i) December 31, 2050;

               (ii) the written direction of all the Partners determining that the Partnership should be dissolved;

               (iii) the Partnership or either Partner having been adjudicated bankrupt;

               (iv) the occurrence of an Event of Default and the non-defaulting Partner electing to dissolve the Partnership as provided in
               Section 12.3;

               (v) the sale or other disposition of all or substantially all of the Partnership's assets; and

               (vi) upon the election of either Partner, if at the time of such election the Partnership shall have sustain cumulative net losses from operations, as of any time, aggregating more than $70 million. As used herein, "cumulative net losses" means the cumulative loss in excess of cumulative profits for the period from inception of the Partnership to the date of determination, determined in accordance with generally accepted accounting principles (except as has been previously agreed by Management Committee).

12.3 Election of Non-Defaulting or Advancing Partner

     (a) Upon the occurrence of an Event of Default by either Partner, the other Partner (the "Non-Defaulter") shall have the right to acquire the Partnership Interest of the Defaulter for a purchase price equal to 90% of the excess of (i) the Net Distribution Value of such Partnership Interests as of the date of the notice referred to in the next succeeding sentence (the "Pricing Date") over
(ii) the aggregate amount of all distributions made to the Defaulter in respect of such Partnership Interest during the period between the Pricing Date and the date of the closing of such purchase. In furtherance of such right, the Non-Defaulter may notify the Defaulter at any time within 60 days following an Event of Default [(or within 60 days following the default of a Partner Loan in the case of a Partner exercising its right as a Material Lender pursuant to paragraph (d) hereof)] with respect to the Defaulter of the election by the Non-Defaulter to institute the appraisal procedure set forth in Article XVI for the purpose of determining the Net Distribution Value of the Defaulter's Partnership Interest as of the Pricing Date. Within five days after the completion of such appraisal proceeding, the Non-Defaulter may notify the Defaulter of its election to purchase such Partnership interest in accordance with this Section 12.3.

     (b) If the Non-Defaulter does not elect to acquire the Partnership Interest of the Defaulter as set forth in paragraph (a) above, the Non-Defaulter may elect to dissolve and terminate the Partnership pursuant to Section 12.2 by written notice to the Defaulter. The right of the Non-Defaulter to institute the procedures for purchase of the Defaulter's Partnership Interest as set forth in this Section 12.3 shall continue until the Non-Defaulter elects to exercise its right to terminate the Partnership as provided in this paragraph (b) or until the Event of Default shall have been cured, provided that such right shall continue regardless of such cure with respect to any proceeding instituted by the delivery of notice pursuant to Section 12.3(a) prior to such cure.

     (c) In the event of an exercise of the Non-Defaulter's right to purchase the Partnership Interest of the Defaulter, the closing of the purchase and sale of such Partnership Interest shall occur on the date 60 days after the final determination of the fair market value of such Partnership Interest or on such earlier date as the Non-Defaulter shall specify by written notice to the Defaulter. The purchase price, determined in the manner as herein provided, shall be payable by certified or bank check or wire transfer in same-day funds at the closing. At the closing, the Defaulter shall transfer its Partnership Interest to the Non-Defaulter free and clear of any liens, encumbrances and interests of third parties and shall execute and deliver, or caused to be executed and delivered, any and all documents required to fully transfer such Partnership Interest to the Non-Defaulter, including, but not limited to, any documents required to release any interest of any other Person who may claim an interest in such Partnership Interest. Any monetary default by the Defaulter must be cured out of the proceeds from such sale at the closing and any interest and principal owing on any outstanding Partner Loan of the Defaulter must be paid in full. Following the date of closing, the Defaulter shall have no further rights to any distributions from, or any income of, the Partnership attributable to any period and all such rights shall vest in the Non-Defaulter.

     (d) In the event the Partnership is in default in the payment when due of any Partner Loan held by a Partner which is a Material Lender, the Partner which is a Material Lender shall have the right to exercise the rights of a Non-Defaulter under this Section 12.3, provided that such right will terminate in the event all defaults are cured by the Partnership prior to the delivery of the Notice pursuant to Section 12.3(a).

12.4 Replacement of the General Manager of the Partnership.

     Upon the occurrence of an Event of Default, the authority of the Defaulter to call for the removal of the General Manager provided for in Section 7.7 shall immediately be suspended and the Non-Defaulter shall have the right to appoint the General Manager of the Partnership and such General Manager shall take possession and control of the Partnership property and all books, records, bank accounts and other documents related to the Partnership property and shall perform all management responsibilities of the General Manager under this Agreement.

12.5 Dissolution and Winding Up

     Upon dissolution of the Partnership:

     (a) an accounting shall be made of the Partnership, the capital account of each Partner and the assets, liabilities and operations of the Partnership from the date of the last accounting period by the terms hereof to the date of such dissolution;

     (b) the Management Committee (or the Non-Defaulter in the case of an Event of Default) shall act as Liquidating Trustee, and shall first make a reasonable effort to sell the business of the Partnership as an ongoing business, and then liquidate the business of the Partnership in an orderly manner, in which case, all or part of the assets, as determined by the Liquidating Trustee, shall be sold and the proceeds thereof distributed in the following order of priority unless otherwise required by mandatory provisions of applicable law:

               (i) First, to the payment of creditors of the Partnership, other than the Partners, in the order of priority provided by law;

               (ii) Second, to the pro rata payment to the Partners for loans made by them to the Partnership in accordance with this Agreement; and

               (iii) Third, to the Partners in accordance with their Percentage Interests; provided, however, that the Liquidating Trustee may place in escrow a reserve of cash or other assets of the Partnership for contingent liabilities in an amount determined by the Liquidating Trustee as appropriate for such purposes;

     (c) during the period of liquidation, all Partners shall continue all economic attributes of the Partnership attributable to their interest in the Partnership in the same manner and proportion as before the liquidation;

     (d) the Liquidating Trustee, and all agents, officers, directors, partners, (if any) of the Liquidating Trustee, shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever, arising out of or incidental to the taking of any action authorized under, or within the scope of this Article XII, or to any officer or director thereof while the Liquidating Trustee was so acting; provided, however, that neither the Liquidating Trustee nor any officer or director thereof shall be entitled to indemnification hereunder where the claim at issue arose out of the following:

               (i) a matter entirely unrelated to the duties of the Liquidating Trustee under the provisions of this Section 12.5;

               (ii) the proven gross negligence or willful misconduct of the Liquidating Trustee, or any officer or director thereof, or

               (iii) the proven breach by the Liquidating Trustee of its obligations under this Section 12.5.

The indemnification rights herein contained shall be cumulative of, and in addition to, any and all other rights, remedies and recourses to which the Liquidating Trustee, or any officer or director thereof, shall be entitled, at law or in equity.

                                  ARTICLE XIII
                    ACCOUNTING, BOOKS AND RECORDS AND REPORTS

13.1 Fiscal Year

     The fiscal year of the Partnership shall commence on July 1 of each calendar year and end on June 30 of the next succeeding calendar year.

13.2 Books and Records

     The General Manager shall keep, or cause to be kept, full and accurate records of all transactions of the Partnership in accordance with generally accepted accounting practices applicable in the United States (except as agreed by the Management Committee or as mandated under the Code). Such books and records shall be maintained, for financial reporting purposes, on the accrual basis and, to the extent possible, shall, at all times, be kept at the principal office of the Partnership and shall be open during reasonable business hours for the reasonable inspection and examination by the Partners and their authorized agents and representatives, who shall have the right to make copies thereof. The Partners and their authorized agents and representatives shall also have the right, at all times, to enter the Project and to inspect and observe the same.

13.3 Reports

     Within 45 days following the end of each fiscal quarter, the General Manager shall cause to be prepared and submitted to each Partner an unaudited balance sheet and an unaudited income statement of the Partnership. In addition, as soon as practicable, but in no event later than 45 days after the close of each fiscal year of the Partnership, the General Manager shall cause to be delivered to each Partner, in respect of the immediately preceding fiscal year, an audited balance sheet of the Partnership as at the end of, and the related audited statements of income, reinvested earnings and changes in financial position for, such fiscal year prepared in accordance with generally accepted accounting principles consistently applied and accompanied by a report thereon of any nationally recognized firm of independent public accountants selected by the Management Committee to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly the Partnership's financial position, results of operation and changes in financial position. Also, the General Manager shall furnish to each Partner such other information (including financial projections) respecting the properties, business affairs and financial condition and/or operations of the Partnership as such Partner may from time to time reasonably request.

13.4 Tax Information

     (a) By the 10th day of the fourth month following each fiscal year of the Partnership, the General Manager, at the expense of the Partnership, shall cause to be delivered to the Partners such information as shall be necessary (including a statement for that year of each Partner's share of net income, net gains, net losses and other items of the Partnership) for the preparation by the Partners of their federal, state and local income and other tax returns.

     (b) The General Manager shall furnish to each Partner a copy of each federal income tax return, for review and approval by such Partner at least thirty days prior to the anticipated filing date of such return.

13.5 Tax Matters Partner

     The Partners designate the Company as the tax matters partner of the Partnership pursuant to Section 6231(a)(7) of the Code and authorize the General Manager to take any and all action necessary to confirm such designation.

13.6 Auditors

     The Management Committee shall appoint the auditors of the Partnership which shall be a nationally recognized firm of independent public accountants.

                                   ARTICLE XIV
                       PARTNERSHIP FUNDS AND BANK ACCOUNTS

     The General Manager shall open and maintain (in the name of the Partnership) a separate bank account or accounts in banks or savings and loan associations, the deposits of which within certain statutory limits are insured by an agency of the United States government, in which shall be deposited all funds of the Partnership. The funds of the Partnership shall not be commingled with the funds of any other Person. Withdrawals from such account or accounts shall be made upon the signature or signatures of such person or persons as the Partners shall designate. The funds of the Partnership shall be invested and reinvested in accordance with such investment policies and guidelines as the Management Committee may from time to time adopt, except that no such funds may be invested in connection with any acts otherwise prohibited by this Agreement.

                                   ARTICLE XV
                                 BUY-SELL OPTION

15.1 General

     (a) Except following the initiation and during the pendency of the default buy-out mechanism specified in Section 12.3, each Partner shall have, and is hereby granted, a right to be exercised by notice (the "Buy-Sell Notice") to the other Partner to institute a buy-sell procedure, pursuant to which the Partner giving the Buy-Sell Notice (the "Tendering Partner") shall offer to purchase the Partnership Interest of the Partner receiving the Buy-Sell Notice (the "Recipient Partner") for the price set forth in the Buy-Sell Notice. Neither Partner may institute the buy-sell procedure set forth herein prior to July 1, 1994 except that a Partner who has the right under Section 12.3(d) to elect to initiate the buy-out mechanism under Section 12.3 shall have the right, as an alternative to his rights under Section 12.3, to institute the buy-sell procedure set forth herein; provided that in no event shall a Defaulting Partner be entitled to initiate such proceedings.

     (b) Unless the Tendering Partner has theretofore withdrawn its Buy-Sell Notice by written notice to the Recipient Partner, no later than 60 days immediately succeeding the day on which the Recipient Partner receives the Buy-Sell Notice, the Recipient Partner must notify the Tendering Partner of its election either (i) to sell to the Tendering Partner the Partnership Interest of the Recipient Partner for the price set forth in the Buy-Sell Notice or (ii) to purchase the Partnership Interest of the Tendering Partner for the price set forth in the Buy-Sell Notice.

     (c) The failure of the Recipient Partner to notify the Tendering Partner within the aforesaid 60-day period of its election to buy or to sell in accordance with paragraph (b) above shall conclusively be deemed for all purposes to be an election by the Recipient Partner to have agreed to sell to the Tendering Partner its Partnership Interest at the price set forth in the Buy-Sell Notice; such deemed election shall be treated as having occurred on the last day of such 60-day period. Notwithstanding the foregoing, the right to institute the buy-sell procedure set forth in this Section 15.1 may not be exercised by a Partner following the initiation and during the pendency of the default buy-out mechanism specified in Section 12.3.

     (d) Subject to Section 15.3, the closing of the purchase and sale of a Partnership interest pursuant to this Section 15.1 (the "Buy-Sell Closing") shall occur on the date 90 days after receipt of the relevant Buy-Sell Notice or on such earlier date as the purchasing Partner shall specify by written notice to the selling Partner. Any interest and principal owing on any Partner Loan held by the selling Partner shall be paid in full at the Buy-Sell Closing. The purchase price specified in the Buy-Sell

Notice, as adjusted pursuant to the provisions of Section 16.3, shall be payable by certified or bank check or wire transfer in same-day funds at the Buy-Sell Closing.

     (e) In the event of a Buy-Sell Closing pursuant to this Section 15.1 involving a selling Partner with respect to whom an Event of Default shall have occurred, such Buy-Sell Closing shall not relieve or discharge such selling Partner with respect to any liability it may have on account of such Event of Default and such selling Partner shall remain liable to the Partnership and to the purchasing Partner therefor. Following the Buy-Sell Closing, the selling Partner shall have no further rights to any distributions from, or any income from, the Partnership attributable to any period and all such rights shall vest in the purchasing Partner.

15.2 Specific Performance

     It is expressly agreed that the remedy at law for breach of any of the obligations set forth in this Article XV or Section 12.3 is inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Partner to comply fully with each of said obligations, and (ii) the uniqueness of the Partnership business and the Partnership relationship. Accordingly, each of the aforesaid obligations shall be, and is hereby expressly made, enforceable by specific performance.

15.3 Governmental Compliance

     In the event that governmental filings must be made, approvals obtained and/or waiting periods observed before any closing may be legally consummated pursuant to Section 12.3 or 15.1, the date of such closing shall, notwithstanding any provision of this Agreement to the contrary, unless otherwise agreed by the Partners, be the fifth business day following the latest to occur of the making of such filings, the receipt of such approvals and the expiry of such waiting periods. The Partners shall use their best efforts to make any such filings, obtain any such approvals and/or cause any such waiting periods to run, as quickly as possible.

                                   ARTICLE XVI
                     DETERMINATION OF NET DISTRIBUTION VALUE

16.1 General

     The provisions of this Article XVI shall apply with respect to the determination of the Net Distribution Value of any Partnership Interest pursuant to this Agreement.

16.2 Certain Definitions

     As used herein, the following terms shall have the meanings specified below:

               (a) "Appraisal Panel" has the meaning specified in Section 16.3.

               (b) "Fair Market Value" means the cash price which the Partnership Fixed Assets should bring at a fair sale between a sophisticated buyer and a sophisticated seller both of whom are acting prudently and knowledgeably, assuming (i) that the price is not affected by undue stimulus, (ii) that the Partnership Fixed Assets are sold on the relevant Valuation Date subject to this Agreement and all other agreements (including leases, management agreements, cement purchase and sale orders, and service agreements), liens and encumbrances then in effect with respect to the Partnership Fixed Assets and (iii) that the buyer will assume all guarantees and other contingent liabilities and obligations related to the Partnership Fixed Assets.

               (c) "Net Distribution Value", when used with reference to any Partnership Interest, shall mean the amount, if any, that the owner of such Partnership Interest would be entitled to receive from the Partnership pursuant to Section 12.5 (including any amount attributable to such Partnership Interest which may be retained by the Partnership in the exercise of the set-off right described in Section 22.5 and any amount attributable to such Partnership Interest which may be applied to the payment of a Partner Loan in accordance with Section 6.2) in connection with the dissolution and winding up of the Partnership on the relevant Valuation Date if, immediately prior to such dissolution and winding up,
     (i) the Partnership Fixed Assets had been sold for cash on the Valuation Date at its then Fair Market Value, (ii) the Partnership had received, as net cash proceeds from such sale, an amount equal to the Net Fair Market Value as of the valuation date, (iii) all Non-Fixed Assets Property had been sold at its net book value as reflected on the Partnership's books as of the relevant Valuation Date, (iv) the Partnership had received cash equal to the net book value of the Non-Fixed Assets Property as of the Valuation Date, (v) all fixed liabilities of the Partnership (other than those taken into account in determining Fair Market Value) were satisfied as of the Valuation Date and (vi) reserves for contingent liabilities (other than contingent liabilities taken into account in determining Fair Market Value) in the amounts reflected on the Partnership's books as of the Valuation Date were provided for.

               (d) "Net Fair Market Value" means the Fair Market Value less all reasonable closing costs and expenses which would be normally incurred by a seller in connection with the sale of the Partnership Fixed Assets under the circumstances described in the definition of "Fair Market Value", as determined by the Appraisal Panel, including, without limitation, such brokerage commissions, legal fees, title insurance premium expense, escrow fees, closing costs and other similar expenses (excluding transfer taxes) as would be normally payable by such a seller of the Partnership Fixed Assets.

               (e) "Non-Fixed Assets Property" means all assets of the Partnership of every kind and description and wherever located, including all cash on hand, accounts receivable, notes receivable, contract rights, inventory, work in process, supplies and other personalty, but excluding the Partnership Fixed Assets.

               (f) "Partnership Fixed Assets" means all real property (or any interest therein) plant and equipment owned by the Partnership and all improvements and fixtures thereon.

               (g) "Transferee" means the Non-Defaulter that has elected to purchase the relevant Partnership Interest pursuant to Section 12.3.

               (h) "Transferor" means the Defaulter whose Partnership Interest is being acquired pursuant to Section 12.3.

               (i) "Valuation Date" means the date as of which the Net Distribution Value of any Partnership Interest is to be determined under this Agreement.

16.3 Determination of Net Fair Market Value; Appraisal Proceedings

     (a) Whenever this Agreement provides for the determination of the Net Distribution Value of any Partnership Interest, the Transferor and the Transferee shall consult for the purpose of appointing a mutually acceptable appraiser, and if such parties agree on such appraiser, such appraiser shall constitute the "Appraisal Panel". If the Transferor and the Transferee are unable to agree on a mutually acceptable appraiser within five days after the date on which such appraisal procedure is commenced, then the Appraisal Panel shall consist of three appraisers and, toward that end, each of the Transferor and the Transferee shall, within 10 days after the expiration of such five-day period, appoint an appraiser. The two appraisers so appointed shall, within 10 days after the second of them has been appointed, appoint a third appraiser, and such appraisers shall constitute the "Appraisal Panel". If the two appraisers selected by the Transferor and the Transferee are unable to agree upon the third appraiser within such 10-day period, either the Transferor or the Transferee may apply to the Senior Judge of the United States District Court of the Northern District of Texas for the appointment of a third appraiser. If either the Transferor or the Transferee fails to appoint an appraiser within the five-day period referred to above, the appraiser appointed by the other shall be deemed to constitute the "Appraisal Panel". Each appraiser shall be an independent appraiser and financial expert who is generally recognized as having current competence in the valuation of properties similar to the Partnership Fixed Assets which are located in the Market.

     (b) The Appraisal Panel shall be instructed to determine, within 45 days of its appointment in accordance with paragraph (a) above, the Fair Market Value and Net Fair Market Value as of the relevant Valuation Date. The Fair Market Value determinations of each member of the Appraisal Panel shall be averaged and such average shall constitute the determination of the Appraisal Value; provided that if the Appraisal Panel shall consist of three appraisers and the Fair Market Value determination of one (and only one) of the appraisers shall differ by more than 20% from the second highest Fair Market Value determination then the Fair Market Value determination differing by more than 25% of all three appraisers, if any, shall be excluded, and the remaining two Fair Market Value determinations shall be averaged and such average shall constitute the determination of the Appraisal Panel. The Appraisal Panel shall furnish the Transferor and the Transferee with a written report of its determination within the 45-day period referred to above, which report shall (i) be signed by each member of the Appraisal Panel, (ii) specify the amount determined by the Appraisal Panel to be the Fair Market Value as of the relevant Valuation Date and (iii) specify the amount determined by the Appraisal Panel to be the Net Fair Market Value as of such Valuation Date. The determination of the Fair Market Value by the Appraisal Panel shall be final and binding upon the Transferor and the Transferee. A copy of such report shall be promptly delivered to the Partnership's independent accountants.

     (c) The fees and expenses of the appraiser appointed by the Transferor shall be paid by the Transferor, the fees and expenses of the appraiser appointed by the Transferee shall be paid by the Transferee and the fees and expenses of the third appraiser, together with any other costs and expenses incurred in connection with the appraisal proceeding, shall be divided equally between the Transferor and the Transferee.

16.4 Determination of Net Distribution Value

     (a) Whenever this Agreement provides for the determination of the Net Distribution Value of any Partnership Interest, such determination shall be made by the Partnership's independent accountants appointed in accordance with this Agreement.

In making such determination, such independent accountants (i) shall be bound by the determination of Net Fair Market Value set forth in the relevant appraisal report delivered to the pursuant to Section 16.3(b), (ii) shall take into account all relevant provisions of this Agreement, (iii) shall ascertain the net book value of the Non-Fixed Assets Property and (iv) to the extent not inconsistent with the provisions of this Agreement, shall be guided by generally accepted industry practices.

     (b) Whenever this Agreement provides for the determination of the Net Distribution Value of any Partnership Interest, the Partnership's independent accountants shall be requested to make such determination within 15 days after the related report of the Appraisal Panel is delivered pursuant to paragraph (b) of Section 16.3. Following their determination of the Net Distribution Value of any Partnership Interest, the Partnership's independent accountants shall submit a written report to the relevant Transferor and Transferee, which report shall
(i) incorporate the relevant report of the Appraisal Panel, (ii) specify the amount of such Net Distribution Value and demonstrate in reasonable detail the manner in which such amount was calculated, (iii) contain a reasonable explanation of the principles applied by them in connection with such determination and (iv) contain a copy of their work papers underlying such report.

                                  ARTICLE XVII
                                     NOTICES

     Whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, signed by or on behalf of the person giving the notice and shall be deemed to have been given on the earlier to occur of (i) actual delivery or (ii) three business days after mailing by certified mail, postage prepaid, return receipt requested, addressed to the person or persons to whom notice is to be given as follows (or at such other address as shall be stated in a notice similarly given):

     (a) if to the Company or RVC, such notice shall be given at the following address:

          P. O. Box 190999
          Dallas, Texas 75219-0999
          Attn: Royce W. Montgomery, Esq.

     (b) if to the Partnership or the General Manager, such notice shall be given at the following address:

          660 North Diamond Bar Blvd.
          Diamond Bar, California 91765

                                  ARTICLE XVIII
                             AMENDMENTS AND WAIVERS

     No amendment, modification or waiver of this Agreement, or any part hereof, shall be valid or effective unless in writing and signed by the Partners. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other condition or subsequent breach, whether of like or different nature.

                                   ARTICLE XIX
                                 APPLICABLE LAWS

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                   ARTICLE XX
                           PRIOR AGREEMENTS SUPERSEDED

     This Agreement, together with all other agreements and instruments executed and delivered by the Partners at the Commencement hereunder, constitutes the entire agreement of the Partners pertaining to the subject matter hereof and supersedes in its entirety all prior agreements, whether written or oral, between the parties hereto.

                                   ARTICLE XXI
                               TIME OF THE ESSENCE

     Time is of the essence in the performance of all of the obligations of the Partners provided for in this Agreement.

                                  ARTICLE XXII
                            MISCELLANEOUS PROVISIONS

22.1 Titles and Captions

     All Article and Section titles or captions in this Agreement are for convenience and reference only, shall not affect the meaning of any provision of this Agreement and shall not be taken into account in construing any such provision.

22.2 Pronouns and Plurals

     Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

22.3 Binding Effect

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

22.4 Further Assurances

     The parties hereto shall execute and deliver all documents and instruments, provide all information and take such action as may be reasonably necessary.

22.5 Creditors

     None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

22.6 Exercise of Rights

     No failure or delay on the part of either Partner or the Partnership in exercising any right, power or privilege hereunder and no course of dealing between the Partners or between the Partners and the Partnership shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Partner or the Partnership would otherwise have at law or in equity or otherwise.

22.7 Waiver

     Neither a waiver by a Partner of a breach or of a default under any provision of this Agreement, nor the failure of a Partner, on a one or more occasions, to enforce any provision of this Agreement or to exercise any right, remedy or privilege hereunder shall be construed as a waiver of any subsequent breach or default of a similar nature, or a waiver of any such provisions, rights, remedies or privileges hereunder.

22.8 No Agency

     Except as specifically provided herein or by mandatory provision of applicable law, this Agreement shall not cause one Partner to become the agent or legal representative of the other Partner. Except as otherwise specifically provided in this Agreement, neither Partner shall have any authority to act for, or to assume any obligation or responsibility of, the other Partner or the Partnership.

22.9 Attorneys' Fees

     If either Partner commences an action against the other Partner to interpret or enforce any of the terms of this Agreement or for damages or default by such other Partner, the losing or defaulting Partner shall pay to the prevailing Partner all reasonable fees, costs and expenses (including the reasonable fees and expenses of attorneys and witnesses) incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment; provided, however, in the event there is no clear prevailing party, such fees, costs and expenses shall be borne as determined by the court.

22.10 Interpretation

     In this Agreement, unless a contrary intention appears, the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. No provision of this Agreement shall be interpreted or construed against either Partner solely because that Partner or its legal representative drafted such provision.

22.11 Severability

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the invalid, illegal or unenforceable provision shall be reformed so as to accomplish as nearly as practicable the intent and purpose of this Agreement in a manner which is valid, legal and enforceable and the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

     IN WITNESS WHEREOF, the parties hereto have subscribed to this Agreement as of the date and year first above written.

                                        RIVERSIDE CEMENT COMPANY


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Title: Vice President, General Counsel
                                               and Secretary


                                        RVC VENTURE CORP.


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Title: VP

                                    EXHIBIT A

                           Schedule of Excluded Assets

     1. Any and all real and personal property interests held or owned in whole or in part by the Company (or any affiliate thereof) located in Los Angeles County, California, except for Permit No. 690 (the "Berth Lease") dated as of November 29, 1990 granted by the City of Los Angeles to RIC Company and the assets related thereto, such excluded assets to include without limitation the property described on Appendix A-1 attached hereto.

     2. Any and all real and personal property interests held or owned in whole or in part by the Company (or any affiliate thereof) located in Amador County, California, including without limitation the property described on Appendix A-2 attached hereto.

     3. That certain stockpile of approximately 90,000 tons of oil-containing soil segregated within the Company's raw material storage area located on the Crestmore plant property which soil was excavated by the Company in conjunction with the removal and closure of a former fuel oil storage tank upon the Crestmore plant property.

     4. All of those certain improvements and fixtures on which the Company's electric power generating plant at Oro Grande, San Bernardino County, California is located or which comprise or form a part of such electric power generating plant, which said property is more particularly described on Exhibits B and C of that certain Ground Lease and Reciprocal Easement Agreement (the "Ground Lease") dated as of June 30, 1990, by and between Beazer West, Inc., a Delaware corporation and the parent corporation of the Company ("Beazer West"), and the Company. All of the equipment, machinery and other personal property used in connection with said electric power generating plant (said personal property being more particularly described on Exhibit A of said Ground Lease) was previously conveyed by the Company to Beazer West in the form of a dividend pursuant to the Unanimous Written Consent of the Board of Directors of the Company dated June 27, 1990, and, therefore, are not to be transferred and conveyed to the Partnership.

     5. Applications for Permits to Construct and Permits to Operate of the Company filed with the South Coast Air Quality Management District related to the construction of a concrete batch plant, asphalt batch plant and aggregate processing plant on the Crestmore plant property, any permits subsequently issued with respect thereto (at the request of the Company, the parties to the Agreement will execute a memorandum of ownership of such applications and permits, showing the Company as the true and lawful owner of all right, title and interest in and to such applications and permits and providing that the Company shall be entitled to conduct all operations applied for pursuant to such applications and permitted under such permits.

     6. Pending Application for Mining Permit and Reclamation Plan of the Company filed with the Riverside County Planning Department for the Crestmore Quarry on the Crestmore plant property, and any permit(s) subsequently issued with respect thereto (at the request of the Company, the parties to the Agreement will execute a memorandum of ownership of such application and permits, showing the Company as the true and lawful owner of all right, title and interest in and to such application and permits and providing that the Company shall be entitled to conduct all operations applied for pursuant to such application and permitted under such permits).

     7. Any and all rights relating to or arising out of any lawsuits to which the Company is a party involving the existence of asbestos or asbestos containing materials, including those certain lawsuits identified on Appendix A-3 entitled "Master List-Asbestos Lawsuits" attached hereto; such rights to include, without limitation all rights to recoveries or reimbursement for costs and settlements incurred or to be incurred in connection therewith.

     8. Any and all accounts receivable purchased and sold pursuant to the terms of: (i) that certain Asset Purchase and Sale Agreement dated as of September 29, 1989, by and among Gifford-Hill Cement Company, Abacus Funding co., Beazer Materials & Services, Inc., Manufacturers Hanover Trust Company, Manufacturers Hanover Agent Bank Services Corporation, Davidson Mineral Properties, Inc., The Stone Man, Inc., Associated Asphalt Products, Inc., Reeves Construction Co., Tugalo Construction Company, Inc., Sloan Construction Company, Inc., and Gifford-Hill Cement Company of South Carolina; and (ii) that certain Asset Purchase and Sale Agreement dated as of September 29, 1989, by and among Gifford-Hill Cement Company, Beazer Materials & Services, Inc., Manufacturers Hanover Trust Company, Manufacturers Hanover Agent Bank Services Corporation, Davidson Mineral Properties, Inc., The Stone Man, Inc., Associated Asphalt Products, Inc., Reeves Construction Co., Tugalo Construction Company, Inc., Sloan Construction Company, Inc., and Gifford-Hill Cement Company of South Carolina.

     9. Any and all rights in, to and under (including any and all rights in, to and under the equipment covered thereby) that certain Master Rental Agreement dated March 7, 1988, by and between American Commercial Terminals, Inc. and Gifford-Hill & Company, Inc. regarding the lease of certain computer equipment, and all existing rights to use any software or proprietary information associated therewith.

     10. Any and all rights in, to and under (including any and all rights in, to and under the equipment covered thereby) that certain Master Rental Agreement dated September 4, 1987, by and between American Commercial Terminals, Inc. and Gifford-Hill & Company, Inc. regarding the lease of certain computer equipment, and all existing rights to use any software or proprietary information associated therewith.

     11. Any and all rights in, to and under (including any and all rights in, to and under the equipment covered thereby) that certain Purchase Order No. 21635 dated April 16, 1990, by and between Racal-Milgo Information Systems and Gifford-Hill & Company, Inc. regarding the lease of certain computer equipment and all existing rights to use any software or proprietary information associated therewith; together with all rights in, to and under that certain Maintenance Agreement for Racal-Milgo Equipment and Diagnostic Controllers dated July 12, 1988 by and between Racal-Milgo Information Systems and Gifford-Hill & Company, Inc.

     12. Deed of Trust Notes dated December 30, 1987 and May 16, 1988, each by Southern Mutual Corporation payable to the order of Gifford-Hill Cement Company in the original principal amount of $1,248,500 and $150,000, respectively, executed in connection with the sale of the Jensen Quarry property.

     13. Those certain repair parts for kiln and pre-kiln assets identified on Appendix A-4 attached hereto.

     14. All funding with respect to the Beazer West, Inc. Pension Plan other than that to be transferred to the Venture's Pension Plan pursuant to the provisions of Section 6.3(b)(ii) of the Agreement.

     15. The following contracts were in existence as of the Commencement Date but are not to be assigned by the Company and shall not constitute Assumed Obligations. Rather, the Company is obligated to and shall acquire the underlying assets which are the subject of said contracts and transfer and convey said assets to the Partnership.

     a. Receivable Purchase Agreement, dated September 29, 1989, by and among Gifford-Hill Cement Company (as "Seller"), Beazer PLC, Cooperative Vereniging "ESC Securitization" U.A., the other sellers named therein, and Citibank, N.A. as Agent. As of the Commencement Date, Beazer West substituted its intercompany account payable to the Company for the third party accounts receivable of the Company which are, in part, the subject of this Agreement. As the same are released by Citibank, N.A., the intercompany account payable of Beazer West will be paid.

     b. (i) Agreement and Lease dated as of September 19, 1989, by and between Gifford-Hill & Company, Inc., as Lessee, and Security Pacific Credit Company, as Lessor; and (ii) Subsidiary Agreement dated September 28, 1989, by and between Gifford-Hill & Company, Inc. and Gifford-Hill Cement Company. While the obligations and liabilities under these contracts are not Assumed Obligations, the equipment leased under these contracts was transferred and conveyed to the Partnership as of the Commencement Date.

     c. Agreement and Lease dated as of June 15, 1989, by and between Mellon Financial Services Corporation #3, as Lessor, and Gifford-Hill & Company, Inc., as Lessee. While the obligations and liabilities under this contract are not Assumed Obligations, the equipment leased under this contract was transferred and conveyed to the Partnership as of the Commencement Date.

                                  APPENDIX A-1

     All of the real property located in Los Angeles County, California, covered by the following Assessor's Parcel Numbers:

8532-004-003
8532-004-012
8532-006-002
8532-009-010
8532-009-011
8532-010-002
8532-010-003
8532-011-001
8532-011-003
8532-012-001
8532-012-002
8532-013-001
8532-013-002
8532-013-004
8532-013-005
8532-013-006
8532-014-003
8532-014-004
8532-014-005
8532-015-001
8532-016-005

                                  APPENDIX A-2

All that real property situated in the State of California, County of Amador, City of none described as follows:

DIVISION A

FEE LOTS WITHIN TOWNSITE OF VOLCANO

BLOCK 1

Lots 2, 3, 5, 17, 18, 19, 20, 21, 22, 23, 24, 25: ALSO all that portion of said
Block 1 in said Townsite (Volcano) more particularly described as follows, to wit:

Commencing at the Southwest corner of Section 23, Township 7 North, Range 12 East, M.D.B. & M., which point is also the Southwest corner of said Townsite of volcano and running thence Northerly along the Westerly line of said Townsite and of said Section 23, 1040 feet, more or less to the most Southerly corner of Lot 20 in Block 1; thence Northeasterly and along the Southeasterly line of said Lot 20, 340 feet, more or less, to the Southwesterly line of Lot 19 in said Block 1; thence Southeasterly along the Southwesterly line of Lots 19 and 18 in said Block 1, and Southerly along the Westerly line of Lot 17 in said Block 1, as distance of 224 feet, more or less, to the most Southerly corner of said Lot 17; thence Northeasterly along the Southeasterly line of said Lot 17, 25 feet, more or less, to the most Westerly corner of Lot 16 in said Block 1; and thence Southeasterly and along the Southwesterly line of Lots 16, 15, 14, 13, 12, 11, 10, 9 and 8, a distance of 212 feet, more or less to the most Southerly corner of Lot 8 in said Block 1; thence Southeasterly 14 feet, more or less, to the most Westerly corner of Lot 7 in said Block 1; thence Southeasterly along the Southwesterly line of Lots 7, 6 and 5 in said Block 1, 100 feet, more or less, to the Northwesterly corner of Lot 3, in said Block 1; thence Southeasterly 107 feet, more or less, to the Southwesterly corner of said Lot 3; thence Easterly 38 feet, more or less, to the Southeasterly corner of said Lot 3; thence Easterly 30 feet, more or less, to the Southwest corner of Lot 2 in said Block 1; thence Easterly 82 feet, more or less, to the Southeast corner of said Lot 2 and the Southwesterly line of Main Street as the same is shown on said map; thence Southeasterly along the Southwesterly line of Main Street and along the Southwesterly line of Mahala Flat Road 446 feet, more or less, to the Northeasterly corner of Lot 1 in said Block 1, thence Southwesterly along the Northerly line of said Lot 1, Block 1, to the Northwest corner thereof; thence Southeasterly along the Westerly boundary of said Lot 1, Block 1, to the Southwest corner thereof, being a point on the Southerly boundary line of the said Volcano Townsite, thence Westerly along said last mentioned line to the point of commencement being all of said Lot 26 in said Block 1 and including therein Lot 27 of said Block 1.

A.P.N.   29-141-010
         29-141-012
         29-141-017
         29-060-001
         29-060-002

BLOCK 2

Lots 1, 2, 3, 7, 9, 10; ALSO al that portion of Block 2 of said Townsite of Volcano, more particularly described as follows, to wit: Commencing at the point of intersection of the Southwesterly line of Lot 8 in said block 2 a the Northeasterly line of Main Street, as shown on said map of Volcano; thence Southeasterly along the Northeasterly line of Main Street and the Northeasterly line of Mahala Flat Road, 570 feet, more or less, to the

Northwest corner of Lot 2 in said Block 2; thence Northeasterly along the Northwesterly line of said Lot 2, 200 feet, more or less, to the most Northerly corner of said Lot 2; thence Southeasterly along the Northeasterly line of said Lot 2, 55 feet, more or less, to the Northwest line of Lot 5 in said Block 2; thence Northeasterly along the Northwesterly line of Lot 5 and the Northwesterly line of Lot 7 in said Block 2, 480 feet, more or less, to the Easterly line of said townsite; thence Northerly along the Easterly line of said townsite 920 feet, more or less, to the intersection with the Southeasterly line of said Lot 2 in Block 5 (extended Northeasterly from the most Easterly corner of said Lot
2); thence Southwesterly along said Southeasterly line as extended and along the Southeasterly line of Lots 2 and 1 in said Block 5, 360 feet, more or less, to the most Southerly corner of said Block 5; thence Southwesterly 190 feet, more or less, to the most Easterly corner of Lot 11 in said Block 2; thence Southwesterly along the Southeasterly line of Lot 11 and Lot 8 in said Block 2, 430 feet, more or less to the point of commencement.

EXCEPTING THEREFROM that portion of Lot 12, Block 2 more particularly described as follows:

Beginning at the most Northerly fence corner of the Volcano Community Service District well lot, from which point a 1/2 in steel rod tagged L.S. 2902 marking the Northeast corner of Lot 9 of Block 13 as said Lot 9 is shown and so designated upon that certain official map entitled "RECORD OF SURVEY PROPERTY OF THEBAUT & WINTLE" recorded in the office of the Recorder of Amador County in Book 8 of Maps and Plats at Page 81, bears North 06 degrees 06' 20" East, 1514.77 feet distant; thence, from said point of beginning, along a line of fence around said Volcano Community Services District well lot, South 18 degrees 30' 57" East 13.20 feet to a fence corner; thence South 71 degrees 04' 28" West
11.63 feet to a fence corner; thence North 20 degrees 50' 12" West 11.95 feet to a fence corner; thence North 65 degrees 08' 08" East 12.19 feet to the point of beginning.

A.P.N.   29-045-002
         29-060-005
         29-060-007
         29-060-008
         29-060-011

BLOCK 2

All that portion of Block 2 of the Townsite of Volcano lying North of the Easterly extension of the Southeasterly line of Lot 2, Block 5.

A.P.N. 29-053-011

BLOCK 9

Lots 4, 5, 6, 7 excepting therefrom the following portion of Lot 6:

Beginning at a point which is the Northwest corner of Lot 13, Block 9 and is common to Lot 6, block 9, thence South 33 degrees, 15', East 60 feet, 9 Inches; south 25 degrees, 15', West 21 feet, 6 inches; North 33 degrees, 30', West 12 feet, 8 inches; South 55 degrees, 30', West 9 feet, 6 inches; North 32 degrees, 30', West 38 feet, all former lines of Lot 6, thence North 16 degrees, 47', East 32 feet, 9 inches to the place of beginning.

ALSO EXCEPTING THEREFROM the following portion of Lot 7:

Beginning at the corner common to Lot 7 and Lot 8 on the Northerly side of Emigrant Street as shown on above mentioned Townsite plat, said corner being marked by a 1/2" rebar tagged LS 2902, thence; North 50 degrees 41' 40" West, along the line common to said Lot 7 and Lot 8, 90.53 feet to a 3/4" rebar tagged LS 3488, thence; South 31 degrees 38'23" West, 46.09 feet to a point on the Westerly line of Lot 7, being also the Northeasterly corner of Lot 13 as shown on said Townsite Plat, thence Southeasterly along the line common to said Lot 7 and Lot 13, 90 feet more or less to the North side of said Emigrant Street, thence; Northeasterly along the North side of said Emigrant Street to the point of beginning.

A.P.N. 29-033-014

BLOCK 12

Lot 10 and 11

A.P.N. 29-022-008
Lot 11 appears to be assessed as a portion of 30-030-015

BLOCK 13

Lot 1, 2, 10, 12: ALSO, all that portion of Block 13 of said townsite of Volcano, more particularly described as follows:

Commencing at the Northwest corner of said townsite, which point is also the Northwest corner of the West half of the Southwest quarter of Section 23, Township 7 North, Range 12 East, M.D.B. & M., thence Southerly along the Westerly line of said Townsite and of said Section 23, 890 feet, more or less, to the Northwest corner of Lot 2 in Block 14, as shown on said map; thence Easterly along the Northerly line of said Lot 2, 30 feet, more or less, to the Northeast corner of said Lot 2; thence Southeasterly along the Northeasterly line of said Lot 2, 120 feet, more or less, to an angle point therein; thence Southwesterly 23 feet, more or less, to a re-entrance angle point in the Easterly line of said Lot 2; thence Southeasterly along the Northeasterly line of Lot 2 and of Lot 1 in said Block 14, 140 feet, more or less, to the most Easterly corner of Lot 1 on said Block 14; thence

Southeasterly 66 feet, more or less, to the most Westerly corner of Lot 2 in said Block 13; thence Northeasterly to the most Northerly corner of Lot 2 in said Block 13; thence Southeasterly along the Northeasterly line of said Lot 2, to the most Easterly corner thereof; thence Northeasterly along the Northwesterly line of Lot 1 in said Block 13 and along the extension thereof Northeasterly 194 feet, more or less, to the intersection with the Southwesterly line of Lot 10 in Block 9 extended Northwesterly; thence Southeasterly along the last mentioned line as extended, 77 feet, more or less, to the Northwesterly line of Baptist Street, as shown on said map of Volcano; thence Northeasterly along the Northwesterly line of Baptist Street 110 feet, more or less, to the Southwest corner of Lot 7 in said Block 13; thence Northeasterly along the Northwesterly line of said Lot 7, 30 feet, more or less, to the most Southwesterly line of Lot 8 in said Block 13, thence Westerly along the last mentioned line, 40 feet, more or less, to the most Westerly corner of said Lot 8; thence Northeasterly along the Northwesterly line of Lots 8 and 9 of said Block 13, 170 feet, more or less, to the Southwesterly corner of Lot 10 in Block 13; thence Northerly 190 feet, more or less, to the Northwesterly corner of said Lot 10; thence Northwesterly along the Southwesterly line of Lot 12 in said block 13, 450 feet, more or less, to the most Westerly corner of said Lot 12; thence Northeasterly 280 feet, more or less, to the Northwest corner of said Lot 12 and the Northerly line of said townsite, thence Westerly thereon 290 feet, more or less, to the point of beginning, including herein Lots 3, 4, 5, 6 and 13.

A.P.N.   29-010-001
         29-032-001

BLOCK 14

Lot l and 2

A.P.N.   29-031-001

DIVISION B

Those certain parcels of land lying in the Northwest quarter of the Northwest quarter of Section 26, Township 7 North, Range 12 East, more particularly described as follows:

PARCEL 1

That certain lot, parcel or piece of land, situate South of the Town of Volcano, County of amador, State of California, and bounded and particular as follows, lot beginning at the Southwest corner of Giacomo Lagomarsino lot, on the East side of the Mahala Flat Road, in said Volcano, thence in a Northeasterly direction, on Lagomarsino's South line two hundred and thirty (230) feet, thence in a Southerly direction, along the West line of D. Sorrocco's lot, one hundred and ten (110) feet, thence in a Southwesterly direction, along the West line of John Caloro's lot, and to the Mahala Flat Road one hundred and fifty feet (150); thence Northerly along said Road, one hundred & eight-six (186) feet to place of beginning.

PARCEL 2

All that certain piece or parcel of land lying and being in the NW 1/4 of the NW 1/4 of Section No. 26, Township No. 7 North, Range No. 12 East, Mt. Diablo Base and Meridian, said piece of land being situate on the East side of Volcano and Mahala Flat Road being one hundred and thirty-none (139) feet on the front and running back three hundred feet more or less, and bounded on the North by the lot of Vinchence, on the East by the line between the NW 1/4 of the NW 1/4 and the NE 1/4 of the NW 1/4 of Section 26, Township No. 7 North, Range No. 12 East Mt. D.B. & M.

PARCEL 3

All that portion of the Northwest quarter of the Northwest quarter of said section, described as follows:

Beginning at a point in the East line of said Northwest quarter of the Northwest quarter of said Section, distant thereon 317 feet South of the Northeast corner of said Northwest quarter of Northwest quarter; and running thence South along said East line 110 feet; thence South 33 DEG. 45' West 150 feet; thence South 48 DEG. 40' East 111 feet to a point in the East line of said Northwest quarter of Northwest quarter of said section; thence South along said East line 127 feet; thence North 52 DEG. West 285 feet; thence North 55 DEG. East 15 feet; thence North 28 DEG. West 150 feet; thence North 67 DEG. 15' East 306 feet to the point of beginning.

PARCEL 4

That certain lot of land situate South of the Townsite of Volcano and on the Easterly line of the so-called Mahala Flat Road, particularly described as follows:

Commencing at a point on the East side of the Mahala Flat Road which bears South 19 DEG. 17' East 240.8 feet distant from the Southwest corner of Lot 2 of Block 2 of Volcano Townsite, the said Southwest corner of Lot 2 being on the Southern boundary line of Volcano Townsite, and South 88 DEG. 15' West 578.5 feet from the from the southeast corner of said Volcano Townsite; thence from the said point of commencement North 67 DEG. 30' East 132.7 feet to a corner, thence South 16 DEG. 19' East 66.9 feet to a corner; thence South 62 DEG. 40' West 56.4 feet to a corner; thence South 29 DEG. 35' East 21.3 feet to a corner; thence South 53 DEG. 30' West 59.9 feet to a corner of the Mahala Flat Road; thence along the Easterly line of the Mahala Flat Road North 29 DEG. 54' West 107.7 feet, more or less, to the point of commencement.

PARCEL 5

All that certain piece or parcel of land lying and being in the Northwest 1/4 of Northwest 1/4 of Section 26, Township 7 North, Range 12 East, MD.B. & M., and more particularly described as follows:

BEGINNING at the Southwest corner of said Lot on the Volcano and Mahala Flat Road and running in a Northwesterly direction of Depaoli and Massara Lot to the Largarmarcino Lot 275 feet; thence Northeasterly on Largarmarcino Lot 70 feet more or less; thence 300 feet more or less to the Mahala Flat Road; thence Westerly 36 feet to the place of beginning.

PARCEL 6

All that certain piece or parcel of mining land situated on the Mahala Flat Road and bounded on all sides by land of Pietro Massara, being 71 feet in length on the North side, 53 feet in length on the South side and 26 feet in length on the West side.

PARCEL 7

A triangular piece of land on the North side of Mahala Flat Road and bounded on the South and West by land of said Massara and on the East by land of David Soracco, being 75 feet in length on the South side, 150 feet in length on the West side and 138 feet on David Soracco lot.

DIVISION C

The South Half of the Northeast Quarter and the North Half of the Southeast Quarter of Section 21, Township 7 North, Range 12 East, Mount Diablo Base and Meridian.

A.P.N. 30-020-006

DIVISION D

Government Lots 4, 5, 6, 7, 8, 9, 10 and 11 of Section 22, Township 7 North, Range 12 East, M.D.B and M.

Excepting therefrom all the coal and other minerals, together with the right to prospect for, mine and remove the same pursuant to the provisions and limitations of the act of December 29, 1916; as reserved by the United States of America in patent recorded September 7, 1929 in Book C of Homestead Patents, page 257.

Government Lot 43-b, known as the Tri-Mountain or Fugus Millsite, and the Southeast quarter of the Southeast quarter of Section 22, Township 7 North, Range 12 East, M.D.B. & M.

All of that portion of the Northwest quarter of the Northeast quarter of Section 27, Township 7 North, Range 12 East, M.D.B. & M., lying Northerly of the centerline of the Sutter Creek-Volcano Road, as said road is situated as of May 1, 1968.

DIVISION E

The Southeast quarter of the southwest quarter, the Southwest quarter of the Southeast quarter, the South half of the Northwest quarter of the Southeast quarter, the South half of the Northeast quarter of the Southwest quarter excepting therefrom the following:

Beginning at the intersection of the South boundary of the North 1/2 of Northeast 1/4 of Southwest 1/4 of Section 23, Township 7 North, Range 12 East, M.D.B. & M., and the County Road, whence the Southeast corner of the aforesaid described tract of land bears East 131.4 feet distant; thence with magnetic variation 17 DEG. 40' East, along the center line of said County Road which lies closely to the following courses:

1.   South 55 DEG. 30' West, 253.5 feet;
2.   South 70 DEG. 50' West, 138.3 feet;
3.   North 76 DEG. 20' West, 211.9 feet;
4.   North 77 DEG. 00' West, 176.8 feet;
5.   North 89 DEG. 15' West, 70.4 feet;
6. South 65 DEG. 50' West 118.5 feet to the East edge of Clabbord Gulch; thence up along said East edge, North 20 DEG. East 137.8 feet to the Southwest corner of rock wall; thence along said wall, North 18 DEG. East to the above described South boundary; thence East along said South boundary to the point of beginning.

All in Section 23, Township 7 North, Range 12 East, M.D.B. & M.

A.P.N. 30-030-015

                                  APPENDIX A-3

[THE MASTER LIST-ASBESTOS LAWSUITS REFERRED TO IN THE SCHEDULE IS ATTACHED TO THE ORIGINAL JOINT VENTURE AGREEMENT BUT IS NOT ATTACHED TO THE COPY OF THE JOINT VENTURE AGREEMENT BEING TRANSMITTED HEREWITH]

                                  APPENDIX A-4

[THE COMPUTER PRINTOUT SPECIFICALLY LISTING THE REPAIR PARTS FOR THE KILN AND PRE-KILN ASSETS IS ATTACHED TO THE ORIGINAL JOINT VENTURE AGREEMENT BUT IS NOT ATTACHED TO THE COPY OF THE JOINT VENTURE AGREEMENT BEING TRANSMITTED HEREWITH]

                                    EXHIBIT B

                           SOUTHERN CALIFORNIA MARKET

     All of Imperial, Kern, Kings, Los Angeles, Orange, Riverside, San Bernardino, San Diego, San Luis Obispo, Santa Barbara, and Ventura Counties, California and those portions of Fresno, Inyo, Monterey and Tulare Counties, California south of the latitude of the Port of Monterey, California, and Clark County, Nevada.